UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Masonite International Corporation

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MASONITE
DOORS
THAT
DO
MORE™

2022 NOTICE OF ANNUAL GENERAL MEETING OF

SHAREHOLDERS & PROXY STATEMENT

March 25, 2022

Dear Fellow Shareholder:

You are cordially invited to join Masonite International Corporation’s Board of Directors and senior leadership at the 2022 annual general meeting of shareholders, which will be held at 9:00 a.m. local time on Thursday, May 12, 2022. This year’s meeting will be a “hybrid” meeting, meaning it will be held in person in Tampa, Florida, with concurrent participation by remote means for shareholders who are not physically present, as described in the accompanying materials.

The attached notice of the 2022 annual general meeting of shareholders and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3 listed in the attached notice.

You may submit your proxy either by returning the enclosed proxy card or voting instruction form, to the extent you received hard copies of the proxy materials, or by submitting your proxy over the telephone or the Internet. If you submit your proxy before the meeting but later decide to attend the meeting, you may still vote at the meeting if you follow the proper procedures described in the accompanying materials.

Thank you for your continued support.

Robert J. Byrne

Chairman of the Board

MASONITE	2022 PROXY STATEMENT

1242 East 5th Avenue

Tampa, Florida 33605

Notice of Annual General Meeting of Shareholders

NOTICE IS HEREBY GIVEN that an annual general meeting (the “Meeting”) of the holders of common shares (the “Shareholders”) of Masonite International Corporation, successor entity to Masonite Inc. and formerly known as Masonite Worldwide Holdings, Inc. (the “Company” or “Masonite”) will be held at 9:00 a.m. local time on Thursday, May 12, 2022. The Meeting will be held in person at 1205 East 5th Avenue, Tampa, Florida 33605 and online at https://web.lumiagm.com/213788577 for the following purposes:

1.

TO ELECT Howard C. Heckes, Jody L. Bilney, Robert J. Byrne, Peter R. Dachowski, Jonathan F. Foster, Daphne E. Jones, William S. Oesterle, Barry A. Ruffalo, Francis M. Scricco, and Jay I. Steinfeld to the Board of Directors (the “Board”);

2.	TO VOTE, on an advisory basis, on the compensation of our named executive officers as set forth in the Proxy Statement (as defined below);

3.

TO APPOINT Ernst & Young LLP, an independent registered public accounting firm, as the auditors of the Company through to the next annual general meeting of the Shareholders and authorize the Board of the Company to fix the remuneration of the auditors; and

4.	TO RECEIVE the financial statements of the Company for the period ended January 2, 2022, together with the report of the auditors thereon; and

5.	TO TRANSACT such further or other business as may properly come before the Meeting or any postponement or adjournment thereof.

The Board recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3. The Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and forms part of this notice.

DATED at Tampa, Florida this 25th day of March, 2022.

BY ORDER OF THE BOARD OF DIRECTORS

Robert E. Lewis

Senior Vice President,

General Counsel and Corporate Secretary

Masonite International Corporation

PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING A PROXY CARD OR VOTING INSTRUCTION FORM.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 12, 2022: This Proxy Statement and our Annual Report are available free of charge on

http://investor.masonite.com/Investors/financial-reports/Annual-Meeting-Proxy-Statement/default.aspx

PROXY SUMMARY

MEETING INFORMATION

Date and Time May 12, 2022 9:00 a.m. (Eastern Time)	Place 1205 East 5th Avenue Tampa, FL 33605	Record Date At close of business March 14, 2022

VOTING RECOMMENDATIONS

Proposal	Board Recommends	Page Reference
1. Election of Directors	FOR (each nominee)	6-10
2. Advisory Vote on Executive Compensation	FOR	51
3. Appointment of Independent Registered Public Accounting Firm	FOR	53-54

HOW TO VOTE

By Internet visit www.voteproxy.com follow instruction in proxy materials	By Phone call 1-800-PROXIES (1-800-776-9437) follow instruction in proxy materials	By Mail complete, sign, date and return proxy card in postage paid envelope provided	In Person attend annual meeting on May 12, 2022 at 1205 East 5th Avenue Tampa, Florida 33605

2022 DIRECTOR NOMINEE SUMMARY

The below charts contain details regarding our Board nominees’ diversity, including the number of female and ethnic/racial minority directors.

Gender	Race and Ethnicity	Age Distribution

Board Tenure	Significant Board Refreshment

MASONITE	2022 PROXY STATEMENT i

Proxy Summary

FISCAL 2021 FINANCIAL HIGHLIGHTS

We delivered another year of strong financial performance in 2021 despite extraordinary inflationary pressures and supply chain disruptions. In 2021 we:

Increased Net Sales by	Grew 2021 Adjusted Earnings Per Share(1)	Returned
15.1% to $2.6 billion	by 32.7% to $8.16 from $6.15	$113.9 million of cash to shareholders in the form of share repurchases
(1) For a reconciliation of Earnings Per Share for fiscal years 2021 and 2020 to Adjusted Earnings Per Share, see Appendix A to this Proxy Statement

ESG HIGHLIGHTS

We continued our focus on ESG matters. In 2021 we

✓	Appointed Clare R. Doyle as our first Chief Sustainability Officer

✓	Completed our first greenhouse gas inventory on Scope 1 and Scope 2 emissions

✓	Launched a global community grant program, awarding over $59,000 in grants to 16 community organizations that support our purpose of “We Help People Walk Through Walls”

✓	Launched nine employee affinity groups to support our diversity, equity and inclusion strategy
✓	Released our 2020 ESG Report aligned to the Sustainability Accounting Standards Board Building Products & Furnishings standard

✓	Trained our Board of Directors and senior management on Climate Risk

✓	Integrated ESG into our Enterprise Risk Management Program

✓	Reduced our 2021 Total Incident Rate to 1.78, a decrease of 16% since 2019 on a comparable basis when adjusting for the impact of acquisitions

COMPENSATION HIGHLIGHTS

Our compensation program continued its “pay for performance” approach. In 2021:

✓	64% of our CEO’s total compensation was performance based

✓	52% of the other NEO’s total compensation was performance based
✓	We included ESG metrics in the balanced scorecard portion of our management cash incentive plan

✓	Approximately 98% of the Company’s shareholders approved the Company’s 2021 Say on Pay vote

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors is dedicated to the continuous improvement of our corporate governance practices, including:

✓	Independent Board and Committee Chairman

✓	Director refreshment with the appointment of two new directors in 2021

✓	Shareholders able to call special meetings

✓	9 of 10 nominated directors are independent
✓	Fully independent Board committees

✓	Regular executive sessions of independent directors

✓	Stock ownership guidelines for directors and senior officers

ii 2022 PROXY STATEMENT	MASONITE

Masonite International Corporation

Proxy Statement

Unless otherwise indicated, or the context otherwise requires, the “Company,” “we,” “our,” or “Masonite” refer to Masonite International Corporation. Unless otherwise indicated, all dollar amounts are expressed in U.S. dollars and references to “$” are to U.S. dollars.

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by Masonite’s Board of Directors (the “Board”) on behalf of Masonite, for use at the annual general meeting (the “Meeting”) of holders (“Shareholders”) of common shares (“Common Shares”) of the Company to be held on May 12, 2022 at 9:00 a.m. (Eastern Time), and at all postponements or adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting (the “Notice of Meeting”).

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we sent a Notice of Internet Availability of Proxy Materials on or about March 25, 2022 to our Shareholders of record as of the close of business on March 14, 2022. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

MASONITE	2022 PROXY STATEMENT 1

Record Date; Proxies; Voting

WHO CAN VOTE; VOTES PER SHARE

The Board has set March 14, 2022 as the record date for the Meeting. At the Meeting, each Shareholder of record of Common Shares at the close of business on the record date will be entitled to vote on all matters proposed to come before the Meeting. Each such Shareholder of record will be entitled to one vote per Common Share on each matter submitted to a vote of Shareholders, as long as those shares are represented at the Meeting, either in person or by proxy.

The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of special shares (the “Special Shares”). As of March 14, 2022, there were 22,564,530 Common Shares and no Special Shares outstanding.

HOW TO VOTE

You may vote by attending the Meeting online at https://web.lumiagm.com/213788577 or (if you physically attend the Meeting) in person. For Shareholders who attend the Meeting online and wish to vote their shares online during the Meeting, see below under “How to Attend the Meeting” for additional details.

In addition, in advance of the Meeting, registered Shareholders may submit their vote by proxy through the Internet by going to www.voteproxy.com and entering your control number. Registered Shareholders may also vote by proxy by:

•	using the telephone number listed on their proxy card; or

•	signing, completing and returning the proxy card in the postage paid envelope provided.

When you cast your vote by proxy, you are legally authorizing another person to vote your shares. The persons specified on the enclosed proxy card are officers of the Company. A registered Shareholder who wishes to appoint any person other than those specified on the enclosed proxy card to represent him, her or it at the Meeting may do so by crossing out the persons named in the enclosed proxy card and inserting such other person’s name in the blank space provided in the proxy card or by completing another proper proxy. Such other person need not be a Shareholder. Please note that if you appoint as proxy any person other than those specified by the Company on your form of proxy and neither you nor your proxy attends the Meeting in person, then your shares will not be voted.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in Masonite’s register of Shareholders, and you are considered a “Beneficial Holder”. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares, provided, in most cases, that you provide your voting instructions to your nominee. If your shares are held in street name, please refer to the information from your bank, broker or other nominee on how to provide your voting instructions, which includes the applicable deadlines. Beneficial Holders may vote shares held in street name at the Meeting only if they obtain a legal proxy from the registered holder (bank, broker or other nominee) giving the Beneficial Holder the right to vote the shares and bring it to the Meeting.

To be valid, forms of proxy submitted by registered holders must be deposited at the offices of American Stock Transfer & Trust Company, LLC (the “Agent”), 6201 15th Avenue, Brooklyn, New York 11219, so as not to arrive later than 9:00 a.m. (Eastern Time) on May 11, 2022, or be provided, at the Meeting, to the chair of the Meeting (the “Chair of the Meeting”). If the Meeting is adjourned, forms of proxy must be deposited at the Agent 48 hours (excluding Saturdays, Sundays and holidays) before the time set for any reconvened meeting at which the forms of proxy are to be used, or be provided, at the Meeting, to the Chair of the Meeting or any reconvened meeting.

The document appointing a proxy must be in writing and completed and signed by a Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Instructions provided to the Agent by a Shareholder must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Shareholder is a

2 2022 PROXY STATEMENT	MASONITE

Record Date; Proxies; Voting

HOW TO VOTE

corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Persons signing as officers, attorneys, executors, administrators, and trustees or similar appointment should so indicate and provide satisfactory evidence of such authority.

Even if you plan to attend the Meeting, we encourage you to vote in advance so that your vote will be counted if you later decide not to attend the Meeting. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the Meeting if you later decide to attend, subject to compliance with the foregoing requirements.

REVOKING YOUR PROXY

Your proxy is revocable. A registered Shareholder that has submitted a proxy may revoke the proxy: (i) by completing and signing a form of proxy bearing a later date and depositing it as described above; or (ii) by depositing an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing: (A) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chair of the Meeting at the Meeting or any adjournment thereof. A Beneficial Holder that has given instructions to his, her or its nominee with respect to the voting of Common Shares may instruct the nominee to thereafter revoke the relevant proxy in accordance with the instructions provided to the Beneficial Holder by his, her or its bank, broker or other nominee.

HOW TO ATTEND THE MEETING

All Shareholders as of the record date, March 14, 2022, or their duly authorized proxy holders, are welcome to attend the Meeting. Due to public health and safety concerns during the COVID-19 pandemic, Shareholders will be able to attend the Meeting by using the following online meeting website link: https://web.lumiagm.com/213788577. Shareholders may also attend in person in Tampa, Florida. Due to the potential risks of aiding the spread of COVID-19 by gathering at the Meeting, restrictions on travel and on how the meeting itself is held and conducted, we believe that the safest way to ensure all Shareholders can exercise their rights at the Meeting is by participating online rather than in person. Shareholder registration both online and in person will begin at 8:45 a.m. local time on May 12, 2022, and you should allow ample time for registration procedures.

To access the Meeting online, registered Shareholders will need to enter the control number appearing on their Notice of Internet Availability of Proxy Materials or proxy card. If your shares are held in street name, in order to participate in the online meeting and vote your shares online during the Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of Masonite shares you held as of the record date, and your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 11, 2022.

The online meeting website will provide technical assistance to Shareholders experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of the Meeting.

During the Meeting, Shareholders will be able to listen to the proceedings of the Meeting, ask questions, and vote their shares.

MASONITE	2022 PROXY STATEMENT 3

Record Date; Proxies; Voting

HOW YOUR PROXY WILL BE VOTED; DISCRETIONARY AUTHORITY OF PROXIES

HOW YOUR PROXY WILL BE VOTED; DISCRETIONARY AUTHORITY OF PROXIES

The persons named in the accompanying proxy will vote the Common Shares in respect of which they are appointed, on any ballot that may be called for, in accordance with the instructions of the Shareholder as indicated in the form of proxy. If a Shareholder signs and returns a proxy card, but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board, as follows:

•

FOR the election of Howard C. Heckes, Jody L. Bilney, Robert J. Byrne, Peter R. Dachowski, Jonathan F. Foster, Daphne E. Jones, William S. Oesterle, Barry A. Ruffalo, Francis M. Scricco, and Jay I. Steinfeld to the Board to fill these positions as described under the heading “Election of Directors.”

•

FOR the approval, on an advisory basis, of the executive compensation paid by Masonite to its Named Executive Officers included in this Proxy Statement as described under the heading “Advisory Vote on Executive Compensation.”

•

FOR the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors of the Company through to the next annual general meeting and to authorize the Board to fix the auditor’s remuneration as described under the heading “Appointment of Independent Registered Accounting Firm.”

If any other matters are properly brought up at the Meeting (other than the proposals contained in the Notice of Meeting and Proxy Statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Meeting other than the proposals contained in the Notice of Meeting and Proxy Statement. If a Shareholder votes via the Internet or by telephone, his, her or its electronic vote authorizes the named proxies in the same manner as if the Shareholder signed, dated and returned a proxy card by mail.

QUORUM; VOTES NECESSARY TO PASS RESOLUTIONS

Pursuant to the Articles of the Company, a quorum for the transaction of business at the Meeting is at least three persons who are, or who represent by proxy, unrelated Shareholders, holding in the aggregate at least 15% of the Common Shares entitled to be voted at the Meeting. For purposes of determining a quorum, abstentions and broker “non-votes” present in person or by proxy are counted as represented. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Under current New York Stock Exchange (“NYSE”) rules, your broker will not have discretion to vote your uninstructed shares with respect to Proposals 1 and 2. Your broker will have discretion to vote your uninstructed shares on Proposal 3 (appointment of Ernst & Young LLP as the auditors of the Company through to the next annual general meeting of the Shareholders and Board authorization to fix the remuneration of the auditors).

The matters being considered and voted on at the Meeting are subject to differing standards for approval as follows:

•

Proposal no. 1 is the election of directors. Each Shareholder may, in respect of each Common Share held, cast one vote with respect to each vacancy on the Board. There is no cumulative voting for the election of Directors. Each Shareholder should indicate its decision in respect of each nominee by voting “FOR” the nominee or “WITHHOLD” voting for the nominee. Those nominees receiving the most votes will be elected as Directors until all vacancies are filled. If the number of nominees for election is equal to the number of vacancies to be filled, then all such nominees will be declared elected by acclamation. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the Shareholder vote.

•

Proposal no. 2 (advisory vote on executive compensation) is an ordinary resolution of the Shareholders, and will be considered approved upon an affirmative vote of a majority (in excess of 50%) of the votes cast on the matter by Shareholders at the Meeting represented in person or by proxy. Notwithstanding the approval or non-approval of these resolutions, it is advisory in nature and is non-binding.

4 2022 PROXY STATEMENT	MASONITE

Record Date; Proxies; Voting

QUORUM; VOTES NECESSARY TO PASS RESOLUTIONS

•

Proposal no. 3 (appointment of Ernst & Young LLP as the auditors of the Company through to the next annual general meeting of the Shareholders and Board authorization to fix its remuneration) is an appointment. Each Shareholder may cast a vote “FOR” or “WITHHOLD” voting for Ernst & Young LLP as auditor, and their appointment is dependent on no other independent registered public accounting firm being put forward at the Meeting and receiving more “FOR” votes than them.

Abstentions and broker “non-votes” will not be counted as votes cast and will not affect the voting results for any of the above noted matters.

SOLICITATION OF PROXIES; TABULATION OF VOTES

The Company will bear the cost of soliciting proxies on its behalf. Our directors, officers and employees may solicit proxies in person or by telephone, electronic transmission and facsimile transmission. We will not be specially compensating our directors, officers and employees for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Shares. American Stock Transfer & Trust Company, LLC will act as our Scrutineer at the Meeting and assist us in tabulating the votes.

MASONITE	2022 PROXY STATEMENT 5

Election of Directors (Proposal 1)

GENERAL

At the Meeting, ten Directors are to be elected. Each of the nominees set forth below currently serves as a Director of Masonite. The nominees for Director receiving a plurality of the votes cast at the Meeting will be elected Directors. Notwithstanding the foregoing, our Corporate Governance Guidelines set forth our procedures if a director is elected to the Board in an uncontested election but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the Shareholder vote. The Sustainability and Governance Committee is required to consider all relevant factors and make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation within 90 days after the certification of the election results.

John H. Chuang has not been re-nominated and will not stand for reelection to the Board of Directors. Mr. Chuang’s service on the Board of Directors and as a member of the Human Resources and Compensation Committee will cease as of the date of the Meeting. The Company thanks Mr. Chuang for his service. The size of the Board is being reduced from eleven to ten members effective immediately prior to the election of the Directors at the Meeting. Assuming the election of each Director nominee, our Board will consist of ten members, nine of whom are not our employees.

Each nominee elected as a Director will continue in office until the 2023 annual general meeting of Shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. We do not expect any of the nominees will be unable to stand for election or be unable to serve if elected. If any nominee becomes unable to serve or withdraws his or her name as a nominee, proxies may be voted for the election of such other person as the Board may designate or the number of directors may be reduced accordingly.

All of the nominees named below are members of the current Board of the Company. Biographies for each nominee, which include a summary of each nominee’s present principal occupation and recent employment history, are set out below.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE DESCRIBED BELOW AS DIRECTOR.

Name and Province of Residence	Principal Occupation	Date Appointed as a Director

Howard C. Heckes Tampa, FL	President and Chief Executive Officer of Masonite	June 2019

Jody L. Bilney(3)(4) Louisville, KY	Corporate Director	January 2014

Robert J. Byrne(4) Winter Park, FL	Executive Chairman of Source2, Inc. and Corporate Director	June 2009

Peter R. Dachowski(1)(2)(4)(5) Berwyn, PA	Corporate Director	July 2013

Jonathan F. Foster(1)(4)(5) New York, NY	Managing Director of Current Capital Partners LLC and Corporate Director	June 2009

Daphne E. Jones(3)(4) Miami Beach, FL	Corporate Director	February 2018

William S. Oesterle(2)(4) Indianapolis, IN	Executive Chairman of TMap, LLC. and Corporate Director	February 2018

Barry A. Ruffalo(2)(4) Chattanooga, TN	President and CEO of Astec Industries, Inc. and Corporate Director	July 2021

Francis M. Scricco(2)(3)(4) Boston, MA	Corporate Director	June 2009

Jay I. Steinfeld(1)(4) Bellaire, TX	Corporate Director	November 2020

(1)	Member of the Audit Committee.

(2)	Member of the Human Resources and Compensation Committee.

(3)	Member of the Sustainability and Governance Committee.

(4)	Independent member of the Board as defined under applicable NYSE listing standards.

(5)	Audit Committee financial expert.

6 2022 PROXY STATEMENT	MASONITE

Election of Directors

BIOGRAPHIES

BIOGRAPHIES

The present principal occupations and recent employment history of each of the Directors nominated for election at the Meeting above are as follows:

HOWARD C. HECKES

Director Since 2019 Age 57 Masonite Board Committees: » N/A Other Current Public Directorships: » The AZEK Company

Mr. Heckes has served as President and Chief Executive Officer of Masonite and as a Director of Masonite since June 2019. Mr. Heckes joined Masonite from Energy Management Collaborative where he served as Chief Executive Officer since 2017. From 2008 to 2017, Mr. Heckes served in a variety of operations roles at Valspar Corporation, now a subsidiary of The Sherwin-Williams Company, most recently overseeing Valspar’s industrial coatings portfolio. Prior to joining Valspar, Mr. Heckes held various leadership roles at Newell Rubbermaid, including President of Sanford Brands and President of Graco Children’s Products. Mr. Heckes currently serves as a Director of The AZEK Company.

JODY L. BILNEY

Director Since 2014 Age 60 Masonite Board Committees: » Sustainability and Governance (Chair) Other Current Public Directorships: » Chuy’s Holdings, Inc. » Alignment Healthcare

Ms. Bilney has served as a Director of Masonite since January 2014. Ms. Bilney served as the Chief Consumer Officer of Humana, Inc., a health insurance provider specializing in care delivery and health plan administration, from April 2013 until her retirement in March 2020. Prior to that, she served in various senior executive marketing roles with Bloomin’ Brands, Inc. from 2006 through March 2013, most recently serving as Executive Vice President and Chief Brand Officer. Prior to joining Bloomin’ Brands, she held senior executive positions with Openwave Systems, Inc., Charles Schwab & Co., Inc., and Verizon Communications, Inc. Ms. Bilney currently serves as a Director of Chuy’s Holdings, Inc. and Alignment Healthcare.

ROBERT J. BYRNE

Director Since 2009 Age 60 Chairman of the Board of Masonite Masonite Board Committees: » N/A Other Current Public Directorships: » NextEra Energy Partners, L.P.

Mr. Byrne has served as a Director of Masonite since June 2009 and has been Chairman of the Board of Masonite since July 2010. Mr. Byrne became the Executive Chairman of Source2, Inc., which specializes in assisting clients with high volume recruiting, in January 2019. Mr. Byrne was the founder and served as the President of Power Pro-Tech Services, Inc., which specializes in the installation, maintenance, and repair of emergency power and solar photovoltaic power systems, from 2002 until it was sold in 2017. Power Pro-Tech was Mr. Byrne’s fourth start-up. His other entrepreneurial ventures have been in telecommunications, private equity and educational software. From 1999 to 2001, Mr. Byrne was Executive Vice President and Chief Financial Officer of EPIK Communications, a start-up telecommunications company which merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as Partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that, from 1993 to 1997, served as a Director of Orion Capital Partners. Mr. Byrne serves as a director of NextEra Energy Partners, L.P. (“NEP”). He rejoined the NEP Board in December 2018 after having served as a director there from July 2014 through April 2017.

MASONITE	2022 PROXY STATEMENT 7

Election of Directors

BIOGRAPHIES

PETER R. DACHOWSKI

Director Since 2013 Age 73 Masonite Board Committees: » Audit » Human Resources and Compensation Other Current Public Directorships: » N/A

Mr. Dachowski has served as a Director of Masonite since July 2013. Mr. Dachowski spent 35 years with both CertainTeed Corporation, a North American manufacturer of exterior and interior residential and commercial building envelope construction products, and its parent company Saint-Gobain, most recently serving as CertainTeed’s Chairman and CEO from 2004 to 2011. Prior to rejoining CertainTeed, he served as President of Saint-Gobain’s worldwide insulation business and as a member of Saint-Gobain’s Global Corporate Management Committee from 1996 to 2011. He was employed by The Boston Consulting Group as a Consultant and Engagement Manager from 1973 to 1976 after beginning his career as a Financial Analyst with the Treasury Department of Exxon Corporation in 1971. Mr. Dachowski is currently an advisor to various private equity firms on potential investments in the building materials industry.

JONATHAN F. FOSTER

Director Since 2009 Age 61 Masonite Board Committees: » Audit (Chair) Other Current Public Directorships: » Lear Corporation » Berry Global, Inc. » Five Point Holdings, LLC

Mr. Foster has served as a Director of Masonite since June 2009. Mr. Foster is the founder and a Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002 he served as a Senior Managing Director of Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of ToysRUs.com, Inc. Previously, Mr. Foster was with Lazard for over ten years in various positions, including as a Managing Director. Mr. Foster currently serves as a Director of Lear Corporation, Berry Global, Inc. and Five Point Holdings, LLC and was formerly a Director of Sabine Oil & Gas from 2015 to 2016 and Chemtura Corporation from 2009 to 2017.

DAPHNE E. JONES

Director Since 2018 Age 65 Masonite Board Committees: » Sustainability and Governance Other Current Public Directorships: » AMN Healthcare » Barnes Group Inc.

Ms. Jones has served as a Director of Masonite since February 2018. Ms. Jones served as the Senior Vice President - Digital/Future of Work for GE Healthcare, the healthcare business of GE, from May 2017 to October 2017. Prior to that she served as the Senior Vice President - Chief Information Officer for GE Healthcare Diagnostic Imaging and Services since August 2014. Prior to joining GE Healthcare, Ms. Jones was the Senior Vice President, Chief Information Officer for Hospira, Inc., a provider of pharmaceuticals and infusion technologies, from October 2009 through June 2014. Previously she served as Chief Information Officer at Johnson & Johnson from 2006 to 2009 and served in various information technology roles with Johnson & Johnson from 1997 through 2006. Ms. Jones began her career in sales and systems engineering at IBM. Ms. Jones currently serves as a Director of AMN Healthcare and Barnes Group Inc.

WILLIAM S. OESTERLE

Director Since 2018 Age 56 Masonite Board Committees: » Human Resources and Compensation Other Current Public Directorships: » The National Bank of Indianapolis Corporation

Mr. Oesterle has served as a Director of Masonite since February 2018. Mr. Oesterle is the founder of TMap, LLC, a data science company, and served as its Chief Executive Officer from 2017 to 2021 when he moved to the Executive Chairman role. Prior to that, Mr. Oesterle served as the Executive Chairman of OurHealth, L.L.C., a third party provider of on-site primary care clinics, from 2016 to 2017. Mr. Oesterle was the co-founder of Angie’s List and served as its Chief Executive Officer from 1999 to 2015 and on its Board from 1995 to 2015. Prior to joining Angie’s List, Mr. Oesterle was a partner with CID Equity Partners, a Midwest-based venture capital firm from 1994 to 1998. Mr. Oesterle has served on the Board of The National Bank of Indianapolis Corporation since 2007.

8 2022 PROXY STATEMENT	MASONITE

Election of Directors

BIOGRAPHIES

BARRY A. RUFFALO

Director Since 2021 Age 52 Masonite Board Committees: » Human Resources and Compensation Other Current Public Directorships: » Astec Industries

Mr. Ruffalo has served as a Director of Masonite since July 2021. Mr. Ruffalo has served as President and Chief Executive Officer and as a Director of Astec Industries since August 2019. Prior to joining Astec Industries, he was employed by Valmont Industries, a publicly traded global producer of highly engineered fabricated metal products, where he had served as Group President - Energy & Mining, from 2016 to 2017, Group President - North America Structures/Energy/Mining, in 2017, and as Group President of Global Engineered Support Structures from 2018 to July 2019. Preceding his career at Valmont Industries, from 2013 to 2015, Mr. Ruffalo served as President of each of the Irrigation and Infrastructure divisions of Lindsay Corporation, a publicly traded global leader in proprietary water management and road infrastructure products and services.

FRANCIS M. SCRICCO

Director Since 2009 Age 72 Masonite Board Committees: » Human Resources and Compensation (Chair) » Sustainability and Governance Other Current Public Directorships: » Visteon Corporation

Mr. Scricco has served as a Director of Masonite since June 2009. Prior to joining our Board, Mr. Scricco was with Avaya, Inc., a global business communications provider, where he served as Senior Vice President, Global Services from March 2004 to February 2007 and subsequently as Senior Vice President, Manufacturing, Logistics and Procurement until his retirement in October 2008. Prior to joining Avaya, Inc., he was employed by Arrow Electronics as its COO from 1997 to 2000 and then as its President and CEO from 2000 to 2002. Mr. Scricco’s first operating role was as a General Manager for General Electric. He began his career with The Boston Consulting Group in 1973. Mr. Scricco is currently Chairman of the Board of Visteon Corporation, a global automotive supplier and was a Director of Tembec, Inc., an integrated forest products company, from 2008 to 2017.

JAY I. STEINFELD

Director Since 2020 Age 68 Masonite Board Committees: » Audit Other Current Public Directorships: » N/A

Mr. Steinfeld has served as a Director of Masonite since November 2020. Prior to joining our Board, Mr. Steinfeld served as CEO of Global Custom Commerce (Blinds.com) (“GCC”) from the time he founded the company in 1996 until he left the company in 2020. Mr. Steinfeld transformed GCC into the world’s number one online window coverings retailer which was acquired by The Home Depot in 2014. After the acquisition, Mr. Steinfeld remained CEO of GCC and served on The Home Depot Online Leadership Team from 2015 until he left the company. Mr. Steinfeld began his career as a certified public accountant.

MASONITE	2022 PROXY STATEMENT 9

Election of Directors

DIRECTOR QUALIFICATIONS

DIRECTOR QUALIFICATIONS

The Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. Consistent with the Company’s Sustainability and Governance Committee charter, in identifying candidates for membership on the Board, the Sustainability and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. While we do not have a formal policy on Board diversity, our Sustainability and Governance Committee considers diversity of experience as well as diversity in gender and whether an individual represents an underrepresented minority or class as factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability.

When determining whether our current Directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focused primarily on our longer-tenured Directors’ contributions to our success in recent years, the specific expertise that the more recently elected Directors have and are expected to continue to contribute, and on the information discussed in the biographies set forth under “Election of Directors-Biographies.” With respect to Ms. Bilney, the Board considered her extensive marketing and branding experience with highly successful companies such as Humana, Inc. With respect to Mr. Byrne, our Board considered in particular his financial, investment banking and transactional experience and his proven entrepreneurial and operational skills in the industrial serves industry. With respect to Mr. Dachowski, our Board considered in particular his extensive financial and building products industry experience. With respect to Mr. Foster, our Board considered in particular his experience as a Chief Financial Officer and member of the audit committee and board of directors of public companies, as well as his financial, investment banking and transactional experience. With respect to Ms. Jones, our Board considered her extensive experience with information technology, digital and cyber-security matters. With respect to Mr. Heckes, our Board considered in particular his current role as our Chief Executive Officer and his extensive management expertise. With respect to Mr. Oesterle, the Board considered his extensive entrepreneurial, e-commerce, and digital experience as well as his extensive management experience as a Chief Executive Officer of a public company. With respect to Mr. Ruffalo, our Board considered his extensive experience with manufacturing companies and his experience as a Chief Executive Officer of a public company. With respect to Mr. Scricco, our Board considered in particular his extensive management experience, including as Chief Executive Officer of an electronics distribution business, his prior public-company board experience, his strategy consulting experience, and his familiarity with product marketing, distribution channels and branding. With respect to Mr. Steinfeld, the Board considered his entrepreneurial, e-commerce, and digital experience.

PROCESS FOR SHAREHOLDERS TO RECOMMEND DIRECTOR NOMINEES

Pursuant to its charter, the Sustainability and Governance Committee will evaluate candidates for nomination to the Board, including those recommended by Shareholders, on a substantially similar basis as it considers other nominees, as described above. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s name, age, business address and residential address, principal occupation or employment, and certain other information required by our Articles, to the attention of our Corporate Secretary in accordance with our Articles and the Business Corporations Act (British Columbia) (“BCBCA”). Please note that our Articles require that timely notice be provided by any Shareholder who proposes director nominations for consideration at a Shareholders’ meeting, in addition to other requirements. See “Shareholder Proposals For 2023 Annual Meeting” below. All recommendations for nomination received by the Corporate Secretary that satisfy the requirements of our Articles and the BCBCA relating to such director nominations will be presented to the Sustainability and Governance Committee for its consideration.

10 2022 PROXY STATEMENT	MASONITE

Corporate Governance; Board and Committee Matters

BOARD STRUCTURE AND DIRECTOR INDEPENDENCE

Our business, property and affairs are managed under the direction of our Board, which currently has eleven Directors. Our Board has determined, after considering all the relevant facts and circumstances, that all of the Directors other than Mr. Heckes, our President and Chief Executive Officer, are independent, as “independence” is defined by the listing standards of the NYSE, because they have no direct or indirect material relationship with us (either directly or as a partner, Shareholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards to not be satisfied, and otherwise meet the NYSE listing standards. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and facilities, and by participating in meetings of the Board and its committees. We currently separate the roles of Chief Executive Officer and Chairman of the Board. This structure properly reflects our belief that our Shareholders’ interests are best served by the day-to-day management direction of the Company under Mr. Heckes, as President and Chief Executive Officer, together with the leadership of our Chairman of the Board, Mr. Byrne.

MEETINGS OF THE BOARD

In 2021, there were five meetings of the entire Board and 21 committee meetings. All incumbent Directors attended at least seventy-five percent (75%) or more of the meetings of the Board and of the committees on which they served during the portion of the year that they served as directors. Absent extraordinary circumstances, we expect all Directors and nominees to attend our annual meetings of Shareholders. All Directors who were nominated as directors for election at the 2021 meeting attended the meeting either in person or virtually due to the COVID-19 pandemic.

EXECUTIVE SESSIONS

As required by the NYSE listing standards, non-employee Directors meet by themselves, without management or employee-Directors present, at regularly scheduled in-person Board meetings, meetings of the committees of the Board and telephonic meetings, as appropriate. The Chairman of the Board, Mr. Byrne, or the Chair of the committee, as applicable, presides at these meetings.

BOARD COMMITTEES; MEMBERSHIP

We currently have the following committees: Audit Committee, Human Resources and Compensation Committee, and Sustainability and Governance Committee, each of which has the responsibilities and composition described below. The Board has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by the Board. All committee charters are available at our website, www.masonite.com, and available in print to any Shareholder without charge, upon request to Masonite International Corporation, 1242 East 5th Avenue, Tampa, FL 33605 Attention: Corporate Secretary, or by calling (800) 895-2723.

Audit Committee

The Audit Committee currently consists of Jonathan F. Foster (Chair), Peter R. Dachowski and Jay I. Steinfeld. Daphne E. Jones served on the Audit Committee during 2021 until she joined the Sustainability and Governance Committee on January 14, 2021. The Audit Committee met eight times in 2021. Each member of our Audit Committee is independent under applicable NYSE listing standards and meets the heightened standards for independence required by U.S. securities law, including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Each member is financially literate under applicable NYSE listing standards and our Board has determined that each of Mr. Foster and Mr. Dachowski is qualified as an audit committee financial expert within the meaning of applicable SEC regulations. The Audit Committee oversees and evaluates and, where necessary or advisable, makes recommendations as to the quality and integrity of the financial statements of the Company,

MASONITE	2022 PROXY STATEMENT 11

Corporate Governance; Board and Committee Matters

BOARD COMMITTEES; MEMBERSHIP

the internal control and financial reporting systems of the Company, the compliance by the Company with legal and regulatory requirements in respect of financial disclosure, the qualification, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit functions. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent registered public accounting firm (including oversight of the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing audit reports or performing other audit, review or attest services for the Company, subject to any applicable approvals required from our Board or our Shareholders.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee currently consists of Francis M. Scricco (Chair), Peter R. Dachowski, William O. Oesterle, John H. Chuang, and Barry A. Ruffalo (who joined the committee on July 28, 2021). The Human Resources and Compensation Committee met seven times in 2021. Each member of our Human Resources and Compensation Committee is independent under applicable NYSE listing standards and qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Human Resources and Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation and succession planning for the executive officers and other managerial employees and the establishment and administration of employee benefits plans. The Human Resources and Compensation Committee also exercises all authority under the Company’s employee equity incentive plans, subject to any applicable approvals required from our Board or our Shareholders. The Human Resources and Compensation Committee may delegate its authority as it deems appropriate to a subcommittee composed of one or more members. The Human Resources and Compensation Committee has utilized Frederic W. Cook & Co. (“FW Cook”) as its independent consulting firm since 2010. For a discussion concerning the processes and procedures for considering and determining executive and director compensation and the role of executive officers and the compensation consultant in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis” and “Director Compensation.”

Sustainability and Governance Committee

The Sustainability and Governance Committee currently consists of Jody L. Bilney (Chair), Francis M. Scricco, and Daphne E. Jones. Ms. Jones joined the committee on January 14, 2021. The Sustainability and Governance Committee met six times in 2021. Each member of our Sustainability and Governance Committee is independent under applicable NYSE listing standards. The Sustainability and Governance Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to Director and Board committee nominations and corporate governance policies, oversees compliance with the Company’s ethics training and compliance programs, reviews policies with respect to risk assessment and risk management and provides oversight for risk management processes, assists in overseeing and monitoring the Company’s approach to environmental and social responsibility matters and strategies related to corporate citizenship and sustainability, reviews with management the Company’s strategies and processes related to information security and technology risks (including cybersecurity), and establishes and administers the process related to assessment of board, committee and individual Director performance. Management updates the Sustainability and Governance Committee on information security matters at each meeting of the committee. The Company has an information security risk insurance policy and provides periodic information security training to employees of the Company.

BOARD ROLE IN OVERSIGHT OF RISK AND ENVIRONMENTAL AND SOCIAL MATTERS

Management has responsibility for managing overall risk to the enterprise. A management enterprise risk management committee meets at least quarterly to assess identified risks and steps being taken to appropriately mitigate risk and consider emerging risk and the potential impact to the enterprise. The Audit Committee reviews the guidelines and policies governing the process by which risk assessment and risk management are managed by management with the oversight of the Sustainability and Governance Committee. The Audit Committee also reviews the Company’s major financial risk exposures and management’s actions to monitor and control such

12 2022 PROXY STATEMENT	MASONITE

Corporate Governance; Board and Committee Matters

BOARD ROLE IN OVERSIGHT OF RISK AND ENVIRONMENTAL AND SOCIAL MATTERS

exposures. The Board has delegated to the Sustainability and Governance Committee the primary responsibility for overseeing our risk management framework and methods for identifying and managing management’s adherence to the framework, including periodic review of the structure and effectiveness of our management risk committee. In overseeing our risk management framework the Sustainability and Governance Committee, together with management, considers the risks and opportunities that impact the long-term sustainability of the Company’s business model, including environmental and social matters, and whether our business strategy is consistent with the Company’s risk appetite. The Human Resources and Compensation Committee conducts a compensation plan risk assessment in order to ensure that our compensation plans focus on growth in shareholder value without incentivizing undue risk. Our Board receives reports from the committees and periodically assesses the enterprise-level risks that face the Company from a strategic point of view and reviews options for risk mitigation. With respect to cyber-security oversight, the Board and/or the Sustainability and Governance Committee receive periodic reports and/or updates from management on the primary cyber-security risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such periodic reports, the Board and/or the Sustainability and Governance Committee receive updates from management as to changes to the Company’s cyber-security risk profile or certain newly identified risks.

COMMITMENT TO SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Our Board of Directors, together with management, recognize the importance of environmental, social and governance (“ESG”) matters and how they impact our stakeholders, including our Shareholders, customers, employees, suppliers, and the communities in which we operate. We believe that good business, economic growth, and management of environmental and social matters go hand-in-hand. We are committed to conducting operations and activities in a manner that provides and maintains safe and healthful working conditions, protects the environment and conserves natural resources. We are also committed to the continual improvement of our management of environmental matters and our environmental, health and safety programs. In light of the continued importance of these matters, we have developed a multi-year road map to enhance our ESG programs and disclosures, including assessing potential risks and opportunities of climate change.

In 2019, we published our inaugural Corporate Responsibility Highlights Report. In 2021, we published our 2020 ESG Report, which included our first greenhouse gas inventory on Scope 1 and 2 emissions and details regarding the nine material topics from our materiality assessment conducted in 2019. Such report was aligned to the Sustainability Accounting Standards Board (SASB) Building Products & Furnishings standard. To view our ESG policies and reports, and for more information about our sustainability and corporate citizenship programs, including our 2020 ESG Report, please visit the ESG subsection of the Corporate Responsibility section of our website at www.masonite.com. Such website is not part of this proxy solicitation and is not incorporated by reference into this proxy statement.

Our Board of Directors and management oversee sustainability matters to ensure that the long-term interests of our Shareholders are being served and to monitor adherence to Masonite’s standards and policies relating to corporate responsibility. In 2018, we added formal responsibility for ESG matters to the Sustainability and Governance Committee charter, and management has presented to both the full Board of Directors and the Sustainability and Governance Committee on issues such as safety, business continuity, and environmental matters. In 2020, we also established a management Executive ESG Steering Committee with a formal charter and designated subcommittees for Environmental, Social and Governance. Further, in 2021, to reflect the ESG focus of the committee we changed the committee name to the Sustainability and Governance Committee.

Finally, our Board of Directors believes that what is measured matters and, accordingly, our annual cash bonus plan for management has included specific ESG metrics for four consecutive years, which ensures that management is held accountable for ESG performance.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Our Board has adopted corporate governance guidelines. Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Sustainability and Governance Committee and the Board review and revise our Corporate Governance Guidelines in response to evolving best practices as appropriate.

MASONITE	2022 PROXY STATEMENT 13

Corporate Governance; Board and Committee Matters

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

We have also adopted a Values Guide/Code of Conduct (the “Code of Conduct”), which applies to all of our Directors, officers and employees. We have posted and intend to continue to post any amendments to or waivers from our Code of Conduct on the Corporate Governance documents page on our website to the extent applicable to our CEO, CFO, Corporate Controller, and any other officer who may function as a Chief Accounting Officer or a Director. Our Corporate Governance Guidelines, the Code of Conduct, and other information are available at our website, www.masonite.com, and such information is available in print to any Shareholder without charge, upon request to Masonite International Corporation, 1242 East 5th Avenue, Tampa, FL 33605, Attention: Corporate Secretary, or by calling (800) 895-2723.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2021, Messrs. Scricco, Dachowski, Oesterle, Chuang and Ruffalo served on the Human Resources and Compensation Committee. During fiscal 2021, no member of our Human Resources and Compensation Committee was an employee or officer or former officer of Masonite or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Human Resources and Compensation Committee during fiscal 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Related Person Transaction Policy defines a “Related Person Transaction” as any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any Related Person had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships. A “Related Person” is (i) any person who is, or at any time since the beginning of the last fiscal year, was an executive officer, a director or a director nominee of the Company; (ii) a security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities at the time of occurrence or existence of the Related Person Transaction; and (iii) a person who is an immediate family member of any of the foregoing persons (the term “immediate family” shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any of the foregoing persons).

Under the Related Person Transaction Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy by the Sustainability and Governance Committee or by the disinterested members of the Board. In considering whether to approve or ratify any Related Person Transaction, the Sustainability and Governance Committee or the disinterested members of the Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction. Additionally, any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Human Resources and Compensation Committee of the Board or recommended by the Human Resources and Compensation Committee to the Board for its approval. In considering whether to approve or ratify any Related Person Transaction, the Sustainability and Governance Committee or the disinterested members of the Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction. There were no transactions, or currently proposed transactions, considered to be a Related Person Transaction since the beginning of our last fiscal year and through the date of this Proxy Statement.

COMMUNICATIONS WITH DIRECTORS

Interested parties, including Shareholders, may contact the Chairman of the Board or one or more members of the Board or its committees by writing to them at: Board of Masonite International Corporation, c/o Masonite International Corporation, 1242 East 5th Avenue, Tampa, Florida 33605.

14 2022 PROXY STATEMENT	MASONITE

Corporate Governance; Board and Committee Matters

COMMUNICATIONS WITH DIRECTORS

POLICY ON HEDGING AND PLEDGING OUR SECURITIES

We have a trading policy that prohibits all Directors, officers, employees and Company consultants from: (i) engaging in any derivative transactions in our securities, such as trading in puts, calls, covered calls short positions or other derivative products involving our securities other than options and stock appreciation rights under certain Company sponsored benefit plans, (ii) engaging in short sales of Company securities, (iii) engaging in any hedging transaction (including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company equity securities, and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

MASONITE	2022 PROXY STATEMENT 15

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, as amended, requires directors, executive officers and beneficial owners of more than ten percent (10%) of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Shares. Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that all such reports were submitted on a timely basis during fiscal 2021 except for one Form 4 filing reporting an annual equity award for each of Messrs. Heckes, Tiejema, Lewis and White, which was filed one day late in each case.

16 2022 PROXY STATEMENT	MASONITE

Security Ownership of Certain Beneficial Owners and Management

The following tables show the amount of our Common Shares beneficially owned as of March 14, 2022, by those known to us to beneficially own more than 5% of our Common Shares, by our Directors and named executive officers individually and by our Directors and all of our executive officers as a group.

The percentage of Common Shares outstanding provided in the tables are based on 22,564,530 outstanding as of March 14, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

5% OWNERS:

Except as otherwise indicated below, based solely on filings made under Sections 13(d) and 13(g) of the Exchange Act as of March 14, 2022, the only Shareholders known to us to beneficially own more than 5% of any class of our voting securities are:

	Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Total Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
The Vanguard Group(1)	2,368,582	10.50%
ClearBridge Investments, LLC(2)	2,149,815	9.53%
BlackRock, Inc.(3)	1,593,666	7.06%
Praesidium Investment Management Company, LLC(4)	1,523,167	6.75%
AllianceBernstein, L.P.(5)	1,229,863	5.45%

(1)

Based on the most recently available Schedule 13G/A filed with the SEC on March 9, 2022, as of February 28, 2022, the number of shares reported includes (a) 2,302,300 Common Shares over which The Vanguard Group (“Vanguard”) has sole dispositive power, (b) 45,619 Common Shares over which Vanguard has shared voting power, and (c) 66,282 Common Shares over which Vanguard has shared dispositive power. The mailing address for the holder listed above is 100 Vanguard Blvd, Malvern, PA 19355.

(2)

Based on the most recently available Schedule 13G/A filed with the SEC on February 9, 2022, as of December 31, 2021, the number of shares reported includes (a) 2,148,493 Common Shares over which ClearBridge Investments, LLC (“ClearBridge”) has sole voting power and (b) 2,149,815 Commons Shares over which ClearBridge has sole dispositive power. The mailing address for the holder listed above is 620 8th Avenue, New York, NY 10018.

(3)

Based on the most recently available Schedule 13G/A filed with the SEC on February 1, 2022, as of December 31, 2021, the number of shares reported includes (a) 1,575,303 Common Shares over which Blackrock, Inc. (“Blackrock”) has sole voting power and (b) 1,593,666 Common Shares over which Blackrock has sole dispositive power. The mailing address for the holder listed above is 55 East 52nd Street, New York, NY 10022.

(4)

Based on the most recently available Schedule 13D/A filed with the SEC on January 5, 2022, as of December 31, 2021, Praesidium Investment Management Company, LLC (“Praesidium”) in its capacity as investment manager to certain managed accounts and investment fund vehicles on behalf of investment advisory clients (collectively, the “Accounts”), has sole power to vote 1,488,184 of the Common Shares held in the Accounts and to dispose of 1,523,167 of the Common Shares held in the Accounts. As the managing members of Praesidium, each of Devin Oram and Peter Uddo may be .deemed to control Praesidium. The mailing address for the holder listed above is 1411 Broadway, 29th Floor, New York, NY 10018.

(5)

Based on the most recently available Schedule 13G filed with the SEC on February 14, 2022, as of December 31, 2021, the number of shares reported includes (a) 1,055,480 Common Shares over which AllianceBerntein, L.P. (“AllianceBernstein”) has sole voting power and (b) 1,229,863 Common Shares over which AllianceBerstein has sole dispositive power. The mailing address for the holder listed above is 1345 Avenue of the Americas, New York, NY 10105.

MASONITE	2022 PROXY STATEMENT 17

DIRECTORS AND EXECUTIVE OFFICERS:

DIRECTORS AND EXECUTIVE OFFICERS:

	Number of Shares Beneficially Owned as of March 14, 2022

Name of Beneficial Owner(1)	Common Shares Directly or Indirectly Owned(2)	SARS Exercisable Within 60 Days of March 15, 2022(3)	RSUs Vesting Within 60 Days of March 15, 2022(4)	Total Stock- Based Ownership(5)
Howard C. Heckes	9,530	14,610	—	24,140
Robert J. Byrne	37,287	—	1,283	38,570
Jonathan F. Foster	10,027	—	855	10,882
Francis M. Scricco	17,110	—	855	17,965
Peter R. Dachowski	12,513	—	855	13,368
Jody L. Bilney	10,365	—	855	11,220
Daphne E. Jones	4,974	—	855	5,829
William S. Oesterle	4,974	—	855	5,829
Jay I. Steinfeld	1,000	—	855	1,855
John H. Chuang	10,000	—	855	10,855
Barry A. Ruffalo	—	—	—	—
Russell T. Tiejema	31,190	5,853	—	37,043
Robert E. Lewis	16,643	72	—	16,715
Randal A. White	15,462	703	—	16,165
Robert A. Paxton	14,556	690	—	15,246
All directors and executive officers as a group (16 persons)	195,631	21,928	8,123	225,682

(1)

As of March 14, 2022 (i) no Director or executive officer beneficially owned more than 1% of the outstanding Common Shares of the Company, and (ii) the Directors and executive officers of the Company as a group beneficially owned approximately 1.0% of the Common Shares of the Company (including Common Shares they have the right to acquire within 60 days through the exercise of any option, warrant, or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement). The address of each of our Directors and executive officers listed above is c/o Masonite International Corporation, 1242 East 5th Avenue, Tampa, Florida 33605.

(2)	Represents Common Shares owned by the Directors and executive officers. With respect to Mr. Byrne, includes 37,287 Common Shares that are held in trust.

(3)

The number of Common Shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire upon the exercise of SARs that are currently exercisable or exercisable within 60 days of March 14, 2022. Since the SARs are settled in Common Shares, the table assumes that the SARs were converted to Common Shares using a price of $92.01 per Common Share, the closing price of our Common Shares on the NYSE on March 14, 2022.

(4)

The number of Common Shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire upon the vesting of time-vesting restricted stock units within 60 days of March 14, 2022.

(5)	These amounts are the sum of the number of shares shown in the prior columns.

18 2022 PROXY STATEMENT	MASONITE

Director Compensation

During 2021, the annual non-employee Director compensation program was structured as follows:

•	Annual cash retainer: $100,000

•	Annual equity retainer: $100,000 ($150,000 for the Non-Executive Chairman of the Board)

•	No meeting fees (Board or Committee)

•	Additional annual cash retainer for Sustainability and Governance Committee Chair: $15,000

•	Additional annual cash retainer for Audit Committee Chair: $20,000

•	Additional annual cash retainer for the Human Resources and Compensation Committee Chair: $17,500

•	Additional annual cash retainer for the Non-Executive Chairman of the Board: $70,000

All cash retainers are payable in equal installments at the beginning of each fiscal quarter. As indicated above, our non-employee Directors other than the Non-Executive Chairman of the Board also receive an annual equity retainer of restricted stock units where the number of restricted stock units granted is determined by dividing $100,000 by the fair market value of a Common Share on the grant date. The number of restricted stock units granted to the Non-Executive Chairman of the Board is determined by dividing $150,000 by the fair market value of a Common Share on the grant date. These grants are made annually immediately after a Director is re-elected to our Board and will vest on the first anniversary of the grant date, subject to the Director’s continued service on the Board through the vesting date.

All Directors are reimbursed for reasonable costs and expenses incurred in the attending meetings of our Board and its committees.

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines that require each of our non-employee Directors to own meaningful equity stakes in Masonite to further align their economic interests with those of our Shareholders. Our stock ownership guidelines require that our non-employee Directors own Common Shares in an amount not less than five times the amount of their annual cash retainer. Compliance with these guidelines is measured once per fiscal year on the last day of the first fiscal quarter. Restricted stock units count as shares for purposes of the guidelines. There is no particular date by which the requisite share ownership level must be achieved. However, until the required level of ownership is achieved, each non-employee Director must retain at least fifty percent of the number of shares acquired by the Director upon the settlement of any restricted stock units. As of the last measurement date on April 4, 2021, all of the Directors owned the number of shares required by the guideline except for Mr. Oesterle and Ms. Jones (both of whom joined the Board in February, 2018), Mr. Steinfeld (who joined the Board in November, 2020), and Mr. Chuang (who joined the Board in January, 2021). Mr. Ruffalo’s ownership was not measured at that time because he joined the Board in July, 2021.

MASONITE	2022 PROXY STATEMENT 19

DIRECTOR COMPENSATION FOR 2021

DIRECTOR COMPENSATION FOR 2021

Consistent with the compensation programs discussed above, the below table summarizes the 2021 compensation of all of our directors other than Mr. Heckes, who is a named executive officer. The compensation for Mr. Heckes is discussed under the section titled “Compensation Discussion and Analysis” and related tables. Mr. Ruffalo participated in the Director compensation program described above upon joining the Board on July 27, 2021.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Total($)
Robert J. Byrne, Chairman	170,000	150,000	320,000
Jody L. Bilney	115,000	100,000	215,000
John H. Chuang(3)	96,389	100,000	196,389
Peter R. Dachowski	100,000	100,000	200,000
Jonathan F. Foster	120,000	100,000	220,000
Daphne E. Jones	100,000	100,000	200,000
William S. Oesterle	100,000	100,000	200,000
Barry A. Ruffalo(4)	42,633	N/A	42,633
Francis M. Scricco	117,500	100,000	217,500
Jay I. Steinfeld	100,000	100,000	200,000

(1)

This column includes the annual cash retainers described above. Mr. Byrne received $70,000 for serving as non-executive Chairman of the Board. Mr. Foster received $20,000 for serving as chair of the Audit Committee. Ms. Bilney received $15,000 for serving as the chair of the Sustainability and Governance Committee. Mr. Scricco received $17,500 for serving as the chair of the Human Resources and Compensation Committee.

(2)

On May 12, 2021, each non-employee Director then on the Board other than Mr. Byrne was awarded 855 restricted stock units and Mr. Byrne was awarded 1,283 restricted stock units under the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”). The amounts reported in this column reflect the aggregate grant date fair value of the restricted stock units computed in accordance with Accounting Standards Codification Topic 718 “Stock Compensation,” as issued by the Financial Accounting Standards Board. The assumptions made when calculating the amounts are found in Note 12 to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. As of January 2, 2022, the non-executive Directors held the following outstanding restricted stock units: Mr. Byrne –1,283; Mr. Chuang—855; Mr. Foster – 855; Ms. Bilney – 855; Ms. Jones—855; Mr. Scricco – 855; Mr. Steinfeld—855; Mr. Dachowski – 855; and Mr. Oesterle – 855. Mr. Ruffalo did not receive an award of restricted stock units in 2021 because he joined the Board on July 27, 2021.

(3)	Mr. Chuang joined the Board on January 14, 2021. Reflects pro-rated annual cash retainer for services during 2021.

(4)	Mr. Ruffalo joined the Board on July 27, 2021. Reflects pro-rated annual cash retainer for services during 2021.

20 2022 PROXY STATEMENT	MASONITE

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our Common Shares that may be issued upon exercise of options, warrants and rights under the Masonite International Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”), Masonite International Corporation 2012 Equity Incentive Plan (the “2012 Plan”), and the Masonite International Corporation 2014 Employee Stock Purchase Plan. All outstanding awards relate to Common Shares. Information is as of January 2, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a)) (c)

Equity compensation plans approved by security holders(1)	654,378	(2)	71.81	2,197,602	(4)

Equity compensation plans not approved by security holders	—		—	—

Total	654,378		71.81	2,197,602

(1)

For additional information concerning our equity compensation plans, see the discussion in Note 12 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 2, 2022.

(2)

Consists of outstanding (i) stock appreciation rights under the 2012 Plan covering an aggregate of 62,091 Common Shares, calculated assuming the SARs were converted to Common Shares using a price of $117.95 per Common Share, the closing price of our Common Shares on NYSE on December 31, 2021, (ii) restricted stock unit awards under the 2012 Plan covering an aggregate of 568,502 Common Shares, some of which are subject to time-based vesting and some of which are subject to performance-based vesting, (iii) stock appreciation rights under the 2021 Plan covering an aggregate of zero Common Shares, calculated assuming the SARs were converted to Common Shares using a price of $117.95 per Common Share, and (iv) restricted stock unit awards under the 2021 Plan covering an aggregate of 23,785 Common Shares all of which are subject to time-based vesting. The number of shares to be issued in respect of performance-based restricted stock unit awards has been calculated based on the assumption that the maximum levels of performance applicable to these awards will be achieved.

(3)

Reflects the weighted average exercise price of stock appreciation rights only. As restricted stock unit awards have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b).

(4)	Includes 653,821 shares available for future issuance under the Masonite International Corporation 2014 Employee Stock Purchase Plan.

MASONITE	2022 PROXY STATEMENT 21

Compensation Committee Report

The Human Resources and Compensation Committee of the Board has reviewed and discussed the following section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Human Resources and Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended January 2, 2022.

Submitted by the Human Resources and Compensation Committee of the Company’s Board:

Francis M. Scricco (Chairman)

Peter R. Dachowski

William S. Oesterle

John H. Chuang

Barry A. Ruffalo

22 2022 PROXY STATEMENT	MASONITE

Executive Compensation

NAMED EXECUTIVE OFFICERS

Our Named Executive Officers

This section discusses the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated officers for the fiscal year ended January 2, 2022 (referred to herein as 2021), who are hereafter referred to as our named executive officers or NEOs. For 2021, the following individuals were our NEOs:

•	Howard C. Heckes, our President and Chief Executive Officer

•	Russell T. Tiejema, our Executive Vice President and Chief Financial Officer

•	Robert E. Lewis, our Senior Vice President, General Counsel and Corporate Secretary

•	Randal A. White, our Senior Vice President, Global Operations and Supply Chain

•	Robert A. Paxton, our Senior Vice President, Human Resources

EXECUTIVE SUMMARY

Our Business

We are a leading global designer, manufacturer, marketer and distributor of interior and exterior doors for the new construction and repair, renovation and remodeling sectors of the residential and non-residential building construction markets. Since 1925, we have provided our customers with innovative products and superior service at compelling values. As of January 2, 2022, we served over 7,000 customers globally and had approximately 10,300 employees and contract personnel worldwide.

Executive Compensation Program Attributes

Our executive compensation program is based on an underlying philosophy that compensation should attract, engage and retain high caliber talent, reward performance and align the interests of our executives with the interests of our Shareholders. We execute this philosophy by providing our executives with base salaries, cash bonus awards under our annual cash bonus plan, grants of a combination of performance-based and time-based equity awards under our long-term incentive program, severance and change in control benefits, and other employee benefits. To focus our NEOs on delivering results, both short- and long-term, a significant amount of their target total direct compensation mix is weighted towards at-risk compensation.

Compensation Best Practices

As part of our compensation philosophy, we have adopted a number of practices to help ensure a balanced and transparent executive compensation structure, including:

•

Payouts under our annual cash bonus plan (“Masonite Incentive Plan” or “MIP”) are generally based on our achievement of predefined financial and organizational performance goals. For 2021, 30% of the MIP was based on a balanced scorecard assessment to be awarded at the discretion of the Human Resources and Compensation Committee of the Board of Directors to incentivize management regarding items such as safety, diversity and inclusion, ESG progress, customer service, and launch and commercialization of products;

•

We deliver a majority of our long-term incentive awards in the form of performance-vesting equity awards that are tied to the achievement of challenging financial objectives and stock appreciation rights (“SARs”) which only have value if our share price increases, both of which we believe provide an incentive to drive long-term growth in the value of the Company and aligns with Shareholder interests;

•	We have stock ownership guidelines for our NEOs to ensure they maintain a significant investment in our Common Shares, thereby aligning their economic interests with those of our Shareholders;

MASONITE	2022 PROXY STATEMENT 23

Executive Compensation

EXECUTIVE SUMMARY

•	We have “clawback” provisions that enable us to recover both cash-based and equity-based incentive compensation from our employees, including our NEOs;

•	We have a policy that prohibits pledging and hedging in our Common Shares;

•	We do not have any plans or agreements that provide tax gross-ups under Section 280G of the Internal Revenue Code;

•

We do not grant any equity awards that provide for “single trigger” vesting on or following a change of control. All awards require a qualifying termination following a change of control (“double trigger”) in order to accelerate vesting; and

•

Our NEOs do not receive excessive or extraordinary perquisites, as we only provide such benefits for reasonable competitive purposes, such as providing newly hired executives with relocation benefits and providing our executives with more comprehensive physical examinations.

2021 Executive Compensation Highlights

Base Salary

•  After considering the results of the annual market assessment conducted by FW Cook, the Human Resources and Compensation Committee’s independent compensation consultant, and management’s recommendation, we approved base salary merit increases for each NEO other than Mr. Heckes for 2021. These increases were approved in connection with the Human Resources and Compensation Committee’s desire to recognize individual performance while keeping the management group’s collective compensation near the peer group median.

Annual Cash Bonuses

•  In 2021 we achieved MIP Adjusted EBITDA of $401.5 million, which was between the minimum and target level of performance and the Human Resources and Compensation Committee determined that our corporate balanced scorecard achieved 75% of the target opportunity. As a result, the MIP paid out at 68.9% of target for Corporate Plan participants, including our NEO’s.

•  Mr. Heckes annual MIP target award was increased from 115% to 120% of base salary in 2021 in consideration of the Company’s strong 2020 performance as well as to increase our ability to retain him by more closely aligning his target total direct compensation with the competitive market and peer group.

Long-Term Equity Incentive Awards

•  With respect to Mr. Heckes and the other NEOs, a significant portion of their long-term incentive awards were granted in the form of “at risk” performance-based awards, with 10% consisting of SARs, 60% consisting of performance-based restricted stock units and 30% consisting of time-based restricted stock units. The 2021 performance-based restricted stock units are earned based on incremental annual levels of achievement in Adjusted EBITDA Margin and Return on Invested Capital over a three-year performance period.

•  Performance-vesting restricted stock units granted to Messrs. Tiejema, Lewis, White and Paxton in 2019 paid out at 165.0% of target. Given his hire date Mr. Heckes did not participate in the 2019 performance-vesting restricted stock unit program.

•  Mr. Heckes received a 2021 long-term incentive award with a dollar value target of $3.25 million in consideration of the Company’s strong 2020 performance and to retain and motivate him for further growth and high performance. Messrs. White’s and Paxton’s long-term inventive award targets were increased from 100% to 110% to increase our ability to retain them.

24 2022 PROXY STATEMENT	MASONITE

Executive Compensation

EXECUTIVE SUMMARY

2021 Corporate Governance Highlights

Our Board is committed to maintaining sound governance practices and standards with respect to its oversight of our executive compensation program, including the following:

•

The Human Resources and Compensation Committee’s independent compensation consultant, FW Cook, is retained directly by the Human Resources and Compensation Committee and performs no other services for us;

•

Upon request by the Human Resources and Compensation Committee, FW Cook conducted an updated benchmarking study of our executive compensation in late 2020, and the Human Resources and Compensation Committee considered the results of such study in making compensation decisions in 2021;

•	The Human Resources and Compensation Committee reviews our compensation programs annually to confirm that such programs do not encourage unnecessary or excessive risk-taking; and

•	The Human Resources and Compensation Committee follows an equity grant policy that sets forth the timing and approvals required for equity grants.

INTRODUCTION TO COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Discussion and Analysis (“CD&A”) explains the philosophy and objectives of our compensation program and our process for setting compensation for our NEOs for 2021.

Our executive compensation program is overseen by the Human Resources and Compensation Committee. As discussed in greater detail below, we offer our NEOs a balanced compensation structure, comprised of the following components:

•	Annual base salary;

•	Annual cash bonuses (MIP);

•	Long-term equity incentive awards (performance-based restricted stock units, time-based restricted stock units and SARs);

•	Severance and change in control benefits; and

•	Other employee benefits.

In making its decisions on an executive’s compensation, the Human Resources and Compensation Committee considers the nature and scope of all elements of the executive’s total compensation package, the executive’s responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals (but does not assign any specific weighting to any of the items considered).

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Objectives

Our executive compensation programs are overseen by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee consults with the Board in determining the compensation package of our Chief Executive Officer and has ultimate responsibility for determining the compensation for all of the NEOs. In making its compensation decisions, the Human Resources and Compensation Committee considers, among other things, market data and trends, input from the Human Resources and Compensation Committee’s independent compensation consultant FW Cook (whose role is discussed below), and, with respect to the NEOs other than our Chief Executive Officer, the recommendations of our Chief Executive Officer (as discussed in more detail below).

The Human Resources and Compensation Committee is responsible for establishing and annually reviewing the overall compensation philosophy of the Company for its executive officers. The key principles guiding the Human Resources and Compensation Committee in making compensation determinations are as follows:

•

We offer a total compensation program comprised of a fixed base salary and variable annual and long-term incentive compensation programs linked to share price and business goals, designed to attract, engage,

MASONITE	2022 PROXY STATEMENT 25

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS

retain and motivate talented executives to deliver the Company’s financial and operating performance objectives and long-term vision.

•

To align the interests of management with those of our Shareholders, our pay mix is weighted in favor of at-risk compensation (i.e., our annual cash bonuses and long-term equity awards may not be earned if performance goals are not met and may have reduced or no value if the price of our Common Shares declines).

•

Pay for performance is an important component of our compensation philosophy. Consistent with this focus, our annual cash incentive and long-term equity incentive program designs feature pay opportunities linked to Company performance against pre-established goals and, for the MIP, the balanced scorecard (i.e., pay outcomes determined by performance above or below target goals with payouts capped and potential for zero payout below threshold performance) and share performance.

Compensation Philosophy and Pay Mix

The Human Resources and Compensation Committee strives to provide pay opportunities that generally align within a competitive range to the market median, as determined using both our peer group and general industry market survey data, and considers competitive compensation practices and other relevant factors such as experience, contribution, internal equity, and performance in setting each NEO’s target total direct compensation. Target total direct compensation represents the sum of target total cash compensation (base salary plus target annual incentive bonus) and target long-term equity incentive awards. Given our performance-based program, the actual amount of compensation realized will be determined by our ability to perform against pre-established performance goals and, for the MIP, the balanced scorecard, and increase our stock price.

Our compensation policy provides for a mix of performance-based and fixed compensation elements and our Human Resources and Compensation Committee strives to achieve an appropriate balance between these two types of compensation, as well as an appropriate mix of cash and equity-based compensation. The mix of compensation elements is designed to reward individual and team performance and enterprise value growth and is weighted towards at-risk compensation, both in the form of performance-based annual cash bonuses and equity-based compensation, including performance-based restricted stock units, time-based restricted stock units, and SARs.

The charts below illustrate the target total direct compensation for 2021 for Mr. Heckes and the average of the other four NEOs.

26 2022 PROXY STATEMENT	MASONITE

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS

Prior Year’s Shareholder Advisory Vote

Each year, the Human Resources and Compensation Committee considers the outcome of the shareholder advisory vote on executive compensation when making future decisions relating to the compensation of our NEOs and our executive compensation program and policies. We believe that our Shareholders recognize the positive attributes of our executive compensation program. We received strong support for our executive compensation from our Shareholders at our last annual meeting of Shareholders, at which approximately 98% of the votes cast on the “say on pay” proposal were in favor of the 2020 compensation for our NEOs. Given this strong Shareholder support, among other considerations, the Human Resources and Compensation Committee determined not to implement any significant changes to our compensation programs in 2021.

ROLE OF OUR HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee makes compensation decisions for our NEOs after reviewing our performance for the preceding fiscal year, our short- and long-term strategies, and current economic and market conditions, and carefully evaluating each NEO’s performance during the preceding fiscal year against established organizational goals, leadership qualities, operational performance, business responsibilities, tenure, current compensation arrangements and long-term potential to enhance enterprise value. The Human Resources and Compensation Committee takes a holistic view in its assessment of executive compensation arrangements, taking into consideration the foregoing factors and shareholder considerations, not necessarily relying on any one factor exclusively in determining compensation for our NEOs. In making compensation decisions, the Human Resources and Compensation Committee receives advice from FW Cook and input from our Chief Executive Officer (and other executive officers), as further discussed below.

ROLE OF OUR CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

Our Chief Executive Officer reviews the base salaries of our NEOs (other than himself) on an annual basis and, if applicable, recommends base salary adjustments to the Human Resources and Compensation Committee, based on each NEO’s performance and responsibilities. The Chief Executive Officer confers with our Senior Vice President of Human Resources and together they consider applicable market data provided by FW Cook. In addition, the Chief Executive Officer and our Senior Vice President of Human Resources provide the Human Resources and Compensation Committee with input regarding our annual cash incentive plan (as discussed below) and equity grants for executive officers, including but not limited to recommendations regarding eligibility for such grants and the size of the applicable grant. Additionally, our Executive Vice President and Chief Financial Officer provides input to our Chief Executive Officer and the Human Resources and Compensation Committee with respect to the financial performance aspects of our annual cash incentive plan and any performance-based equity awards. Although our Chief Executive Officer regularly attends meetings of the Human Resources and Compensation Committee, he recuses himself from those portions of the meetings related to his compensation. The Human Resources and Compensation Committee, in consultation with our Board, is exclusively responsible for determining any base salary changes and for making any other compensation decisions with respect to our Chief Executive Officer.

ROLE OF COMPENSATION CONSULTANT

Our independent consulting firm, FW Cook, is engaged by, and reports directly to, the Human Resources and Compensation Committee. FW Cook provides our Human Resources and Compensation Committee with input and guidance on all components of our executive compensation program. Except for services provided to the Human Resources and Compensation Committee related to executive compensation and non-employee director compensation, FW Cook did not provide any additional services to the Company during 2021.

The Human Resources and Compensation Committee has evaluated whether any work performed by FW Cook raised any conflict of interest and determined that it did not.

MASONITE	2022 PROXY STATEMENT 27

Executive Compensation

BENCHMARKING

BENCHMARKING

Peer Group Review and Benchmarking Study

The Human Resources and Compensation Committee requests FW Cook to review the peer group used to benchmark executive compensation on an annual basis and recommend changes as appropriate. In 2020, FW Cook conducted an updated peer group review and examined the following general criteria in order to support its recommendation: (i) operational fit reflecting companies in the building products industry and subject to similar economic opportunities and pressures as well as similar business and performance characteristics; (ii) financial scope reflecting companies of similar size and scale (with size for purposes of peer group development generally defined as 1/3 to 3 times Masonite’s revenue and market cap), in addition to relevant secondary measures such as total assets and net income; (iii) competitor companies with whom Masonite competes for executive talent and that operate in similar economic markets, (iv) public companies listed on major U.S. stock exchanges, and (v) additional considerations such as cross-referenced peer groups. Based on FW Cook’s review, the Human Resources and Compensation Committee approved the following list of companies as an appropriate peer group for benchmarking executive compensation, and making compensation decisions for 2021 which was unchanged from the prior year (the “2021 Peer Group”):

Advanced Drainage Systems	Jeld-Wen Inc.

American Woodmark Corp.	Lennox International

Apogee Enterprises Inc.	Louisiana Pacific Corp.

Armstrong World Industries	Patrick Industries

Cornerstone Building Brands	Quanex Building Products

Fortune Brands Home & SEC	Simpson Manufacturing Co.

Gibraltar Industries Inc.	Smith (A O) Corp.

Griffon Corp	UFP Industries Inc.

In late 2020, the Human Resources and Compensation Committee requested that FW Cook conduct an updated benchmarking study of our executive compensation based on the 2021 Peer Group, as well as other market information from third-party surveys. The Human Resources and Compensation Committee took the results of this benchmarking study into account in making compensation decisions in 2021. After reviewing this study, the Human Resources and Compensation Committee determined that target total direct compensation and target long-term incentive compensation were within the competitive range of market median for the CEO and for all other NEOs as a group. This determination took into account the base salary increases for each NEO described below.

For purposes of determining the size of the long-term incentive awards that were granted to our NEOs in February 2021 (as described below in the “Long-Term Equity Incentive Awards” section), the Human Resources and Compensation Committee considered the results of the 2020 benchmarking study as a factor, in addition to individual performance levels and responsibilities and providing an appropriate long-term retention incentive for the NEOs (none of these factors were individually weighted).

In addition, the Human Resources and Compensation Committee approved base salary adjustments in February 2021 for Messrs. Tiejema, Lewis, White and Paxton after taking into consideration the results of the 2020 benchmarking study and other factors (as further described below in the “Elements of Our Executive Compensation Program - Base Salary” section).

The Human Resources and Compensation Committee intends to continue to provide compensation opportunities that generally align each NEOs target total direct compensation within a competitive range of the market median and expects that a significant portion of each NEOs total compensation package will continue to be focused on rewarding long-term future performance through a combination of at-risk cash and equity incentive awards.

28 2022 PROXY STATEMENT	MASONITE

Executive Compensation

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

For 2021, our executive compensation program consisted of the following elements:

Base Salary

Base salary is designed to provide our NEOs with a fixed amount of income that is competitive in relation to the responsibilities of each NEO’s position. In February 2021 the Human Resources and Compensation Committee approved base salary merit adjustments for Messrs. Tiejema, Lewis, White and Paxton after considering prevailing market practices for executive merit adjustments and the results of the 2020 benchmarking study. The merit adjustments for the referenced NEOs, which were effective March 1, 2021, reflected the Human Resource and Compensation Committee’s desire to enhance our ability to retain them and to reward them for their performance. Mr. Heckes’ base salary was not increased in 2021 as the Human Resources and Compensation Committee chose to focus on the performance-based elements of Mr. Heckes’ compensation.

The following table sets forth the 2020 year-end base salary, 2021 year-end base salary, and the percentage increases for each NEO:

Executive	2020 Base Salary	2021 Base Salary	% Increase
Howard C. Heckes	$890,000	$890,000	0.0%
Russell T. Tiejema	$500,000	$525,000	5.0%
Robert E. Lewis	$453,000	$460,000	1.5%
Randal A. White	$435,000	$450,000	3.4%
Robert A. Paxton	$405,000	$425,000	4.9%

Annual Cash Incentive Bonus

General

The compensation program for our NEOs includes our MIP. The MIP is a formulaic short-term incentive plan which provides executive officers with a cash bonus award based on the achievement of annual performance goals. The Human Resources and Compensation Committee approves the MIP each year, including the funding threshold, the maximum bonus that may become payable to each participant, the applicable performance goals, and the weighting, payout parameters and specific targets for each performance goal. Each fiscal year, our Chief Executive Officer, following discussions with our Senior Vice President of Human Resources and our Executive Vice President and Chief Financial Officer, makes recommendations to the Human Resources and Compensation Committee for the MIP performance goals (and the applicable targets for achievement of each such performance goal at threshold, target and maximum levels of performance) applicable to all NEOs (including himself) as well as any proposed changes in the terms of the MIP for that fiscal year. The Human Resources and Compensation Committee considers these recommendations, as well as input from FW Cook regarding both current incentive plan design trends and our Chief Executive Officer’s recommendations, in approving the design of the MIP for each fiscal year. Our Chief Executive Officer has no involvement in the determination of a NEO’s actual MIP payout each year, including his own.

2021 Masonite Incentive Plan

After considering management’s recommendations and input from FW Cook, the Human Resources and Compensation Committee determined that the performance measures for the 2021 MIP would focus on our ability to grow total Company profitability (MIP Adjusted EBITDA, as defined in the “MIP and LTIP Definitions and Reconciliation” section below) and our ability to improve organizational performance based on a balanced scorecard consisting of operational, product development, and ESG focus areas (the “Balanced Scorecard”) with the achievement on the Balanced Scorecard being determined in the discretion of the Human Resources and Compensation Committee, based on the Company’s performance in the focus areas. The Human Resources and Compensation Committee designed the Balanced Scorecard and increased its weighting to 30% of the MIP to

MASONITE	2022 PROXY STATEMENT 29

Executive Compensation

ANNUAL CASH INCENTIVE BONUS

further align the 2021 MIP with the Company’s strategic priorities and to highlight specific areas of focus for 2021. For 2021, the MIP performance goals and the individual weighting assigned to each performance goal as a percentage of the applicable target bonus were established as follows:

Corporate Performance Goals	Weighting
MIP Adjusted EBITDA	70%
Balanced Scorecard	30%
Total	100%

The table below shows the threshold, target, and maximum for the MIP Adjusted EBITDA goal for fiscal year 2021:

Performance Goal	Threshold	Target	Maximum
MIP Adjusted EBITDA (($) millions)	$375.0	$415.0	$445.0

For 2021, the MIP required achievement of a minimum MIP adjusted EBITDA of $300.0 million in order for any MIP bonuses to become payable (even if the Human Resources and Compensation Committee exercised its discretion with respect to the Balanced Scorecard). For 2021 the payout percentages for MIP Adjusted EBITDA performance goal and the Balanced Scorecard goal for performance at threshold, target and maximum were set as follows:

Performance Goal	Payout at Threshold Performance Level	Payout at Target Performance Level	Payout at Maximum Performance Level
MIP Adjusted EBITDA	25%	100%	200%
Balanced Scorecard	0%	100%	200%

Following the completion of the 2021 fiscal year, the MIP payout pool was calculated using data derived from the audited financial results. For each performance goal, performance between the threshold and target levels and between the target and maximum levels was determined using straight-line interpolation. In 2021, our MIP Adjusted EBITDA performance was $401.5 million resulting in performance of 96.7% of target.

The 2021 Balanced Scorecard included performance considerations related to launch and commercialization of new products, development of alternative sales channels, and advancement of ESG initiatives including safety, Diversity and Inclusion, and ESG action plans and progress. After careful review, the Human Resources and Compensation Committee decided that the 2021 performance level for the corporate Balanced Scorecard metrics was achieved at 75% of target.

Based on performance against the pre-established MIP Adjusted EBITDA performance goal and consideration of the Balanced Scorecard achievement, the 2021 MIP bonus payment percentage was calculated as follows:

Performance Goals	Financial Weighting	Actual Results	Plan Payout	Weighted Payout
MIP Adjusted EBITDA (($) millions)	70%	$401.5	66.2%	46.4%
Balanced Scorecard Metrics	30%	75.0%	75%	22.5%
Total Earned Payout				68.9%

The actual 2021 bonus payouts for each NEO eligible to participate in the MIP in 2021 were calculated by multiplying (1) the NEO’s annual base salary, times (2) the NEO’s target bonus percentage, times (3) the final MIP payout percentage of 68.9% for each NEO. Mr. Heckes’ target was increased from 115% to 120% in 2021 in order to increase our ability to retain him by more closely aligning his target total direct compensation with the competitive market and peer group.

30 2022 PROXY STATEMENT	MASONITE

Executive Compensation

ANNUAL CASH INCENTIVE BONUS

Applying the above-described formula, the bonuses paid to each NEO eligible to participate in the 2021 MIP were as follows:

Executive	Base Salary	Target Bonus as % of Base Salary	2021 Overall Plan Payout % of Target	2021 Actual Bonus
Howard C. Heckes	$890,000	120%	68.9%	$735,852
Russell T. Tiejema	$525,000	75%	68.9%	$271,294
Robert E. Lewis	$460,000	60%	68.9%	$190,164
Randal A. White	$450,000	60%	68.9%	$186,030
Robert A. Paxton	$425,000	60%	68.9%	$175,695

Long-Term Equity Incentive Awards

February 2021 Annual Long-Term Incentive Grant

The Human Resources and Compensation Committee believes that a significant portion of the equity awards granted to our executive officers should be earned based on the level of our performance pursuant to the financial and operating objectives described below. Tying a significant portion of the annual equity grants to our long-term performance serves to align a greater portion of our NEOs’ total direct compensation to the achievement of our long-term financial and operating performance objectives and serves as a balance to the MIP, which measures our performance over a one-year period. For 2021, the Human Resources and Compensation Committee determined that the target equity value granted to each NEO would consist of 60% restricted stock units subject to performance-based and time-based vesting conditions, 30% restricted stock units subject only to time-based vesting conditions, and 10% SARs subject only to time-based vesting conditions but which only retain value if our share price remains above the exercise price.

After taking into consideration the results of the 2020 benchmarking study, in addition to individual performance levels and responsibilities and providing an appropriate long-term retention incentive for the NEOs (none of which factors were individually weighted), the Human Resources and Compensation Committee approved target values for long-term incentive grants in 2021 as follows. Mr. Heckes’ target value for his long-term incentive grants in 2021 was set at $3.25 million. The Board changed the target for granting Mr. Heckes’ long-term incentive award to a total dollar value from its prior practice of granting as a percentage of his base salary to focus more holistically on performance, increase his competitive market position in terms of total direct compensation, to award him for strong Company performance in 2020, and to retain and motivate him for further growth and high performance. In 2021, Mr. White’s and Mr. Paxton’s targets were increased from 100% to 110%, in each case to increase our ability to retain them. The following shows the 2021 target equity value expressed as a percentage of base salary for the NEO’s other than Mr. Heckes.

Executive	2021 Target Equity Value as a Percentage of Base Salary
Russell T. Tiejema	150%
Robert E. Lewis	100%
Randal A. White	110%
Robert A. Paxton	110%

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Executive Compensation

LONG-TERM EQUITY INCENTIVE AWARDS

On February 22, 2021, the Human Resources and Compensation Committee granted to each of our NEOs an award consisting of the following.

Executive	Performance- Vesting Restricted Stock Units (at Target)	Time-Vesting Restricted Stock Units	Stock Appreciation Rights
Howard C. Heckes	18,109	9,054	11,572
Russell T. Tiejema	4,388	2,194	2,804
Robert E. Lewis	2,563	1,281	1,637
Randal A. White	2,758	1,379	1,762
Robert A. Paxton	2,604	1,302	1,664

Performance-Vesting Restricted Stock Units

One-half of the performance-vesting restricted stock units vest on the third anniversary of the date of grant based on the annual improvement (expressed in basis points) in LTIP Adjusted EBITDA Margin during each year of the three-year performance period of 2021 through 2023, with a baseline number being set each year using the year-end results of the prior year. At the end of the three-year performance period, the final results are calculated using the arithmetic average of the results of the three one-year performance periods, with 100% of the units vesting upon achievement at the target level, 50% of the units vesting for performance at the threshold level, and 200% of the units vesting for performance at the maximum level. The remaining one-half of the performance-vesting restricted stock units vest on the third anniversary of the date of grant based on the annual improvement (expressed in basis points) in Return on Invested Capital during each year of the three-year performance period of 2021 through 2023, with a baseline number being set each year using the year-end results of the prior year. At the end of the three-year performance period, the final results are calculated using the arithmetic average of the results of the three one-year performance periods, with 100% of the units vesting upon achievement at the target level, 50% of the units vesting for performance at the threshold level, and 200% of the units vesting for performance at the maximum level. In each case, straight-line interpolation will be used to determine the number of units that will vest if the level of achievement is between threshold and target or between target and maximum and any outstanding units that do not vest once the applicable level of performance has been determined will be automatically forfeited. For purposes of this grant, “LTIP Adjusted EBITDA Margin” means LTIP Adjusted EBITDA for each performance period divided by Net Revenue for the corresponding performance period (each as defined in the “MIP and LTIP Definitions and Reconciliation” section below) and “Return on Invested Capital” is also defined in the same definitions section. The Human Resources and Compensation Committee believes that Adjusted EBITDA Margin and Return on Invested Capital are the most appropriate metrics for measuring financial performance under the LTIP because they encourage management to focus on actions to improve the long-term financial health and performance of the Company. With respect to Adjusted EBITDA Margin, management is incentivized to grow the business profitably versus simply emphasizing revenue growth. With respect to Return on Invested Capital, management is incentivized to achieve growth in an efficient manner while optimizing the amount of investment required to attain desired higher profitability. We believe that these performance targets will be challenging to achieve and will require substantial efforts from management in order to achieve them.

Time-Vesting Restricted Stock Units

We grant a portion of the annual long-term incentive grant in the form of time-vesting restricted stock units to help build ownership in our company and to aid in our ability to retain our management team over a longer time horizon. The time-vesting restricted stock units vest over three years, with 33% vesting on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary.

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LONG-TERM EQUITY INCENTIVE AWARDS

Stock Appreciation Rights

We also grant a portion of the annual long-term incentive grant in the form of SARs in order to encourage actions to increase the value of the Company, to help build ownership in our Company and to aid in our ability to retain our management team over a longer time horizon. The SARs vest over three years, with 33% vesting on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary and expire 10 years after grant. Upon exercise, the SARs are settled in unrestricted Common Shares having an aggregate fair market value equal to the positive difference between the fair market value of a Common Share on the exercise date and the exercise price of the SAR multiplied by the number of shares for which the SAR is exercised. The exercise price of the SARs granted to the NEOs is not less than the fair market value of a Common Share on the grant date. The number of SARs granted is determined using the Black-Scholes model which calculates the current economic value of a SAR using assumptions that include the exercise price, the term of the award, a risk-free rate of interest, dividend yield, and market volatility.

Each of the awards described above are subject to accelerated vesting under certain circumstances as described below in the “Potential Payments on Termination or Change in Control” section.

2019 Performance-Vesting Restricted Stock Unit Award

On February 25, 2019, the Human Resources and Compensation Committee granted the following target number of performance-vesting restricted stock units to the following NEOs: Mr. Tiejema – 5,515, Mr. Lewis—3,824, Mr. White – 3,607, and Mr. Paxton – 3,372 (“2019 PRSUs”). Mr. Heckes did not join the Company until June 3, 2019, and therefore did not receive an award of 2019 PRSUs. As described under the “Performance-Vesting Restricted Stock Units” section of our proxy statement for our 2020 annual meeting of Shareholders, 50% of the 2019 PRSUs vested on February 25, 2022 based on the annual improvement (expressed in basis points) in LTIP Adjusted EBITDA Margin achieved during each year of the three-year performance period of 2019 through 2021, with a baseline number being set each year using the year-end results of the prior year. The remaining one-half of the 2019 PRSUs vested on February 25, 2022 based on the annual improvement (expressed in basis points) in Return on Assets achieved during each year of the three-year performance period, with a baseline number being set each year using the year-end results of the prior year. In each case, at the end of the three-year performance period, the final results were calculated using the arithmetic average of the three one-year performance periods, with 100% of the 2019 PRSUs eligible to vest upon achievement at the target level, 50% of the 2019 PRSUs eligible to vest for performance at the threshold level, and 200% of the 2019 PRSUs eligible to vest for performance at the maximum level (straight-line interpolation is used to determine the number of 2019 PRSUs that are eligible to vest if the level of achievement is between threshold and target or between target and maximum).

In 2019 and 2020, each of the LTIP Adjusted EBITDA Margin and Return on Assets improvement goals were achieved at the maximum level (which were 120 basis points for LTIP Adjusted EBITDA Margin and 125 basis points for Return on Assets, respectively) and for 2021, the Return on Assets improvement goal was achieved between the target level (which was 75 basis points) and the maximum level (which was 125 basis points), calculating an achievement result of 190.0%, while the level of achievement on LTIP Adjusted EBITDA Margin improvement was below threshold, with the result being that the 2019 PRSUs vested at 165.0% of the target number of 2019 PRSUs on February 25, 2022.

As was the case with determining payments under the MIP for each such year and as an “other adjustment” approved by the Human Resources and Compensation Committee as permitted by the terms of the 2019 PRSUs, in determining the amount of LTIP Adjusted EBITDA Margin and Return on Assets for 2019, the Human Resources and Compensation Committee excluded the impact of the following items: (i) $1.1 million for conversion costs related to a non-planned retail business win, (ii) $1.2 million for costs related to our 2019 CEO search which constituted a non-budgeted Board initiative, and (iii) $2.5 million for costs associated with a fire caused by a third party that occurred at our Stockton, California cut-stock plant in 2019 and, in determining the amount of the LTIP Adjusted EBITDA Margin and Return on Assets for 2020, the Human Resources and Compensation Committee excluded $40.55 million for an accrual related to the settlement of two class action antitrust lawsuits brought against the Company in 2018.

Timing of Equity Grants

The Human Resources and Compensation Committee follows an equity grant policy that sets forth the timing and approvals required for equity grants. Pursuant to this policy, the Human Resources and Compensation Committee typically makes annual awards of equity at its first scheduled meeting taking place after the release of earnings

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Executive Compensation

LONG-TERM EQUITY INCENTIVE AWARDS

for the fourth fiscal quarter and the year (generally at the end of February), which meeting date is set in advance. The Board of Directors and the Human Resources and Compensation Committee have in the past made, and may in the future make, limited grants of equity on other dates in order to recognize exceptional performance or contributions, to help retain key employees, to compensate an employee in connection with a promotion, or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join the Company. Our Board and the Human Resources and Compensation Committee may make the foregoing “off-cycle” equity grants to employees who are below the executive level on (i) the last business day prior to the 15th day of each month or (ii) the last business day of each month, whichever date first follows the applicable trigger date. Grants to newly hired or promoted executive level employees are made at meetings of our Board or the Human Resources and Compensation Committee, as the case may be, at which such new hire or promotion is to be considered, and in accordance with applicable laws and regulations. Recognition or special retention grants to executive level employees are made at meetings of our Board or the Human Resources and Compensation Committee, as the case may be, at which such recognition or special retention is to be considered, and in accordance with applicable laws and regulations.

The Human Resources and Compensation Committee has delegated to Mr. Heckes the authority to make limited “off-cycle” grants to employees below the executive level of the types and on the pre-established grant dates described above.

We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law.

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines that require each of our NEOs and all of our other senior officers to own meaningful equity stakes in Masonite to further align their long-term economic interests with those of our Shareholders. Our stock ownership guidelines require that (1) our Chief Executive Officer owns Common Shares in an amount not less than five times his base salary and (2) all other executive officers (including our NEOs) own Common Shares in an amount not less than three times their respective base salaries. Compliance with these guidelines is measured once per fiscal year on the last day of the first fiscal quarter. Vested SARs and all vested and unvested time-based restricted stock units count as shares for purposes of the guidelines, but unvested SARs do not count. Performance-based restricted stock units only count towards the guideline if and when earned. There is no particular date by which the requisite share ownership level must be achieved; however, until the required level of ownership is achieved, each executive must retain at least fifty percent of the number of Common Shares acquired upon the exercise of SARs or the settlement of any restricted stock units (net of shares forfeited to pay any applicable exercise price and to satisfy any applicable tax withholding). All NEOs had achieved the required level of stock ownership as of the 2021 measurement date of April 4, 2021 except for Mr. Heckes who joined the Company in 2019.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Each NEO is entitled to receive severance benefits under the terms of his or her employment agreement upon either termination by us without cause or a resignation by the NEO for good reason. We provide these severance benefits in order to provide an overall compensation package that is competitive with that offered by the companies with whom we compete for executive talent. Additionally, such severance benefits allow our executives to focus on our objectives and the interests of our Shareholders without concern for their employment security in the event of a termination.

The severance benefits provided upon a qualifying termination of an NEO’s employment in connection with a change in control are higher than severance benefits provided under other qualifying termination events, which is consistent with market practice. The Human Resources and Compensation Committee approved these enhanced change in control severance benefits because it considers maintaining a stable and effective management team to be important to protecting and enhancing the best interests of the Company and its Shareholders. To that end, the Human Resources and Compensation Committee recognizes that the possibility of a change in control may

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Executive Compensation

SEVERANCE AND CHANGE IN CONTROL BENEFITS

exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, could result in the departure or distraction of management to the detriment of the Company and its Shareholders. Accordingly, the enhanced severance benefits have been put in place to encourage the attention, dedication and continuity of members of our management team to their assigned duties without the distraction that may arise from the possibility or occurrence of a change in control and concern for their employment security in the event of a termination.

OTHER COMPENSATION

We provide the following benefits to our NEOs on the same basis provided to all of our U.S. based employees:

•	medical, dental and vision insurance;

•	401(k) retirement savings plan;

•	short- and long-term disability, life insurance, accidental death and dismemberment insurance;

•	health, limited purpose health and dependent care flexible spending accounts and/or a health care saving account; and

•	various voluntary supplemental insurance products.

Additionally, we provide our executives with more comprehensive physical examinations. Also, upon the hiring of a new executive, we may provide such executive with certain relocation benefits. Finally, each of our NEOs and certain other executives are eligible to participate in a non-qualified deferred compensation plan which permits the NEO to defer base salary and/or bonuses.

We believe these benefits are consistent with those offered by companies with which we compete for employees.

CLAWBACK POLICIES

Management Incentive Plan

We have implemented a clawback policy under the MIP, which provides that if an employee engages in (i) certain conduct during a plan year which is injurious to the Company or its reputation, (ii) illegal acts, theft, fraud, intentional misconduct or gross negligence related to the employee’s position with the Company or (iii) fraud, gross negligence, or intentional or willful misconduct that contributes to the Company’s financial or operational results that are used to determine the extent to which any MIP award is payable being misstated (regardless of whether we are required to prepare an accounting restatement) that is discovered during or within three years after the relevant plan year, the employee will forfeit his or her right to any MIP award for that plan year and will be required to return to us any amounts relating to previously paid MIP awards for such plan year. The plan administrator of the MIP is responsible for determining whether a recoverable event has occurred based on relevant facts and circumstances. The compensation recovery will be in addition to any other remedies available to the Company for any such behavior.

Equity Incentive Plans

The award agreements under the 2012 Plan provided, and the award agreements under the 2021 Plan provide, that if we determine that a participant has materially violated any of the participant’s covenants regarding confidentiality, non-disclosure of confidential information and, during the applicable period of time following such participant’s termination of employment as specified in such award agreement, non-competition and non-solicitation of employees, then the following will result:

•	any outstanding awards, whether vested or unvested, will immediately be terminated and forfeited for no consideration;

•

if shares have already been distributed to the participant but the participant no longer holds some or all of such shares, the participant must repay us, in cash, an amount equal to the sum of (i) the total amount of any cash previously paid to the participant in respect of the award and (ii) the total amount of any value received by the participant upon any sale of the shares; and

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Executive Compensation

CLAWBACK POLICIES

•	if shares have been distributed to the participant and the participant continues to hold some or all of the shares, the participant will transfer such shares to the company for no consideration.

Additionally, equity awards granted under the 2012 Plan after December 31, 2014 are subject to, and all equity awards granted under the 2021 Plan are subject to, a clawback policy with terms that are substantially similar to the clawback policy in effect for cash-based incentive compensation under the MIP as described above.

ACCOUNTING AND TAX IMPLICATIONS

As a general matter, the Human Resources and Compensation Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Human Resources and Compensation Committee also takes into consideration the accounting treatment of such grants.

We account for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation, which requires us to recognize compensation expense for share-based payments. The Human Resources and Compensation Committee considers FASB ASC Topic 718 in determining the amounts of long-term incentive grants to executives and employees.

Section 162(m) of the Internal Revenue Code, or “Section 162(m)”, limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” This exemption for “performance-based compensation” was repealed, effective for taxable years beginning after December 31, 2017. The Human Resources and Compensation Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company.

MIP AND LTIP DEFINITIONS AND RECONCILIATION

The definitions for each of the financial performance goals for purposes of the 2021 MIP and LTIP awards, as applicable, are as follows:

“Adjusted EBITDA” is defined as net income (loss) attributable to Masonite adjusted to exclude depreciation; amortization; share based compensation expense; loss (gain) on disposal of property, plant and equipment; registration and listing fees; restructuring costs; asset impairment; loss (gain) on disposal of subsidiaries; interest expense (income), net; loss on extinguishment of debt; other (income) expense, net; income tax expense (benefit); loss (income) from discontinued operations, net of tax; and net income (loss) attributable to non-controlling interest. A reconciliation of Adjusted EBITDA to Net income (loss) attributable to Masonite is included on page 82 of our Annual Report on form 10-K for the fiscal year ended January 2, 2022.

“MIP Adjusted EBITDA” is defined as Adjusted EBITDA, as adjusted for any acquisitions or divestitures in the current year using the methodology established by the Human Resources and Compensation Committee, plus transaction costs (including fees and expenses) incurred related to acquisitions or divestitures, plus transaction costs (including fees and expenses) associated with debt or equity offerings, plus costs, expenses or adjustments related to non-budgeted Board initiatives undertaken in the current year, plus conversion costs for new retail business wins, plus or minus any changes to generally accepted accounting principles and other adjustments approved by the Human Resources and Compensation Committee or our Board, and plus or minus the impact of foreign exchange rate fluctuations versus plan.

“LTIP Adjusted EBITDA” is defined as Adjusted EBITDA for a fiscal year, as adjusted for any acquisitions or divestitures using the methodology established by the Human Resources and Compensation Committee, plus transaction costs (including fees and expenses) incurred related to acquisitions or divestitures, plus transaction costs (including fees and expenses) associated with debt or equity offerings, plus or minus any changes to generally accepted accounting principles, plus or minus other adjustments approved by the Human Resources and Compensation Committee and plus or minus the impact of foreign exchange rate fluctuations versus plan.

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Executive Compensation

MIP AND LTIP DEFINITIONS AND RECONCILIATION

“Net Revenue” is defined as net sales (as determined in accordance with generally accepted accounting principles), including net sales from any acquisitions or divestitures in the current year using the methodology established by the Human Resources and Compensation Committee, plus or minus any changes to generally accepted accounting principles and other adjustments approved by the Human Resources and Compensation Committee, and plus or minus the impact of foreign exchange rate fluctuations versus plan.

“Return on Invested Capital” means Net Operating Profit after Tax (assuming a 25% tax rate), excluding restructuring charges, loss/gain on sale of subsidiaries and pension settlement charges, divided by Total Assets less Total Non-Debt Liabilities, as adjusted for any changes to generally accepted accounting practices, acquisition or divestitures using the methodology established by the Human Resources and Compensation Committee, FX adjustments to prior year rates and other adjustments as approved by the Human Resources and Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of our named executive officers for services provided to us during the fiscal years ended January 2, 2022 (“2021”), January 3, 2021 (“2020”), and December 29, 2019 (“2019).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Award ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Howard C. Heckes, President and Chief Executive Officer	2021	890,000	240,300	2,924,912	324,993	495,552	18,112	4,893,869
	2020	868,923	320,356	2,294,839	254,992	2,094,081	125,352	5,958,543
	2019	474,039	291,938	499,988	499,994	984,485	97,561	2,848,005
Russell T. Tiejema, Executive Vice President and Chief Financial Officer	2021	520,192	88,594	708,750	78,749	182,700	16,432	1,595,417
	2020	486,154	117,375	674,860	74,990	767,250	16,125	2,136,754
	2019	467,116	82,250	757,538	126,894	570,486	15,796	2,020,080
Randal A. White, Senior Vice President, Global Operations and Supply Chain	2021	447,116	60,750	445,472	49,485	125,280	16,213	1,144,316
	2020	425,769	81,693	391,351	43,484	534,006	15,876	1,492,179
	2019	412,115	62,250	1,081,894	82,987	431,766	17,387	2,088,399
Robert E. Lewis, Senior Vice President, General Counsel and Corporate Secretary	2021	458,654	62,100	413,922	45,974	128,064	19,554	1,128,267
	2020	447,000	85,073	407,566	45,291	556,103	19,167	1,560,200
	2019	389,731	66,000	351,907	87,987	391,776	16,884	1,304,285
Robert A. Paxton, Senior Vice President, Human Resources	2021	421,154	57,375	420,598	46,732	118,320	15,548	1,079,727
	2020	397,154	76,059	364,412	40,495	497,178	15,233	1,390,531
	2019	388,000	72,866	810,284	77,592	127,109	15,322	1,491,173

(1)

Amount shown in this column for Mr. Heckes reflects his salary increase which was effective as of July 1, 2020 and the amounts shown for Messrs. Tiejema, White, Lewis, and Paxton reflect their salary increases which were effective as of March 1, 2021, each as disclosed under the heading above entitled “Compensation Discussion and Analysis—Elements of Our Executives Compensation Program—Base Salary.”

(2)

For 2021, amounts in this column included the Balanced Scorecard portion of each NEO’s annual bonus with respect to 2021, which Balanced Scorecard portion is payable in the discretion of the Human Resource and Compensation Committee of the Board.

(3)

Amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during the applicable fiscal year in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of restricted stock units granted in 2021, please see Note 12 “Share Based Compensation” in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. The amounts shown include the grant date fair value of performance-vesting restricted stock units granted in 2021, based on the probable outcome of the related performance conditions at target levels, calculated in accordance with FASB ASC Topic 718. Each grant of performance-vesting restricted stock units is subject to achievement of the applicable performance conditions as described in the heading above entitled “Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards—February 2021 Annual Long-Term Incentive Grant-Performance-Vesting Restricted

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SUMMARY COMPENSATION TABLE

Stock Units.” The grant date fair value per unit of the time-based restricted stock units are as follows: $107.68 for the annual long-term incentive grants made on February 22, 2021 to each of Messrs. Heckes (9,054 units), Tiejema (2,194 units), White (1,379 units), Lewis (1,281 units), and Paxton (1,302 units); and the grant date fair value of each of the performance-vesting restricted stock units granted on February 22, 2021 based on the maximum level of performance is as follows: Mr. Heckes $3,899,954 (36,218 units); Mr. Tiejema, $945,000 (8,766 units); Mr. Lewis $551,968 (5,126 units); Mr. White, $593,963 (5,516 units); and Mr. Paxton, $560,797 (5,208 units); and the grant date fair value per unit of the time-vesting restricted stock units granted on February 22, 2021 is $107.68.

(4)

Amounts in this column reflect the aggregate grant date fair value of SARs granted during the applicable fiscal year in accordance with FASB ASC Topic 718. For discussion of the assumptions made in the valuation of SARs granted in 2021, please see Note 12 “Share Based Compensation” in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. The grant date fair value per SAR of the SARs granted on February 22, 2021 is $28.0844.

(5)

Amounts shown in this column represent an amount equal to the annual performance-based cash bonuses that were earned under the MIP for 2021, less the portion of the bonus represented by the Balanced Scorecard, which portion is included in the Bonus column, and paid in the following year. See “Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Annual Cash Incentive Bonus” for a description of the bonuses for fiscal year 2021.

(6)

Amounts shown in this column for 2021 include company contributions to our 401(k) plan of $14,500 for each NEO; taxable fringe benefits paid by us for group term life insurance of $3,612 for Mr. Heckes, $1,932 for Mr. Tiejema, $1,713 for Mr. White, $5,054 for Mr. Lewis and $1,048 for Mr. Paxton.

Employment Agreements

On December 31, 2021, the Company entered into new employment agreements with each of Messrs. Heckes, Tiejema, Lewis, White, and Paxton. These employment agreements superseded and replaced the employment agreements between the Company and each of Messrs. Heckes, Tiejema, Lewis, White, and Paxton, the terms of which expired on that date. The employment agreements provide for a term that commences on December 31, 2021 and expires on December 31, 2024, unless earlier terminated.

Howard C. Heckes

Pursuant to his employment agreement, Mr. Heckes continues to serve as as our President and Chief Executive Officer. Mr. Heckes’ base salary was $890,000 in 2021 and he is eligible to receive an annual bonus targeted at 120% of his base salary (increased from his 2020 target of 115%), subject to the achievement of applicable performance goals.

Russell T. Tiejema

Pursuant to his employment agreement, Mr. Tiejema continues to serve as our Executive Vice President and Chief Financial Officer. Mr. Tiejema’s base salary was increased from $500,000 to $525,000 in 2021 and he is eligible to earn an annual bonus targeted at 75% of his base salary in 2021, subject to the achievement of applicable performance goals.

Robert E. Lewis

Pursuant to his employment agreement, Mr. Lewis continues to serve as our Senior Vice President, General Counsel and Corporate Secretary. Mr. Lewis’ base salary was increased from $453,000 to $460,000 in 2021 and he is eligible to earn an annual bonus targeted at 60% of his base salary, subject to the achievement of applicable performance goals. On February 23, 2022 it was decided that Mr. Lewis would leave the Company’s employment effective April 7, 2022.

Randal A. White

Pursuant to his employment agreement, Mr. White continues to serve as our Senior Vice President, Global Operations and Supply Chain. Mr. White’s base salary was increased from $435,000 to $450,000 in 2021 and he is eligible to earn an annual bonus targeted at 60% of his base salary, subject to the achievement of applicable performance goals.

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SUMMARY COMPENSATION TABLE

Robert A. Paxton

Pursuant to his employment agreement, Mr. Paxton continues to serve as our Senior Vice President, Human Resources. Mr. Paxton’s base salary was increased from $405,000 to $425,000 in 2021 and he is eligible to earn an annual bonus targeted at 60% of his base salary, subject to the achievement of applicable performance goals.

All of our NEOs are eligible to participate in our Deferred Compensation Plan (as discussed in greater detail below) and all of our employee benefit plans, including the 401(k) Retirement Savings Plan and are entitled to four weeks of vacation per year. In addition, all of our NEOs are subject to covenants, during the term of their employment and for a period of 24 months thereafter, not to (i) engage in any business that competes with us, (ii) solicit customers, or (iii) solicit or hire our employees.

GRANTS OF PLAN BASED AWARDS FOR 2021

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Howard C. Heckes
Annual Cash Bonus		534,000	1,068,000	2,136,000	-	-	-
Performance-Vesting RSU	02/22/21				9,055	18,109	36,218
Time-Vesting RSUs	02/22/21	-	-	-	-	-	-
Time-Vesting SARs	02/22/21	-	-	-	-	-	-
Russell T. Tiejema
Annual Cash Bonus		196,875	393,750	787,500	-	-	-
Performance-Vesting RSUs	02/22/21	-	-	-	2,194	4,388	8,766
Time-Vesting RSUs	02/22/21	-	-	-	-	-	-
Time-Vesting SARs	02/22/21	-	-	-	-	-	-
Randal A. White
Annual Cash Bonus		135,000	270,000	540,000	-	-	-
Performance-Vesting RSUs	02/22/21	-	-	-	1,379	2,758	5,516
Time-Vesting RSUs	02/22/21	-	-	-	-	-	-
Time-Vesting SARs	02/22/21	-	-	-	-	-	-
Robert E. Lewis
Annual Cash Bonus		138,000	276,000	552,000
Performance-Vesting RSUs	02/22/21	-	-	-	1,282	2,563	5,126
Time-Vesting RSUs	02/22/21	-	-	-	-	-	-
Time-Vesting SARs	02/22/21	-	-	-	-	-	-
Robert A. Paxton
Annual Cash Bonus		127,500	255,000	510,000	-	-	-
Performance-Vesting RSUs	02/22/21	-	-	-	1,302	2,604	5,208
Time-Vesting RSUs	02/22/21	-	-	-	-	-	-
Time-Vesting SARs	02/22/21	-	-	-	-	-	-

(1)

The amounts set forth in the “Threshold,” “Target” and “Maximum” columns above indicate the threshold, target and maximum amounts for each of the NEOs under our 2021 MIP (determined without regard to the Balanced Scorecard portion of the 2021 MIP, which is discretionary). The actual payouts were approved by the Human Resources and Compensation Committee on February 23, 2022 and the portions of the payout that are net of the Balanced Scorecard portion of the 2021 MIP are included in the “Non-Equity Incentive Plan Compensation column” on the Summary Compensation Table. The amounts shown in the “Target” column reflect a bonus target of 120% of base salary for Mr. Heckes, 75% of base salary for Mr. Tiejema, and 60% of base salary for each of Messrs. White, Lewis, and Paxton. For a more complete description of the 2021 MIP, including discussion of the actual payouts thereunder, see the heading above entitled “Compensation Discussion and Analysis-Elements of Our Executive Compensation Program—Annual Cash Incentive Bonus.”

(2)

With respect to the performance-vesting restricted stock units granted to each NEO, the amounts set forth in the “Threshold,” “Target” and “Maximum” columns above correspond to the number of shares that would be earned by each such NEO upon achievement of the applicable 2022 Adjusted EBITDA Margin and Return on Invested Capital performance measures at the specified threshold, target and maximum levels, respectively. Subject to achievement of the applicable performance measure, the performance-vesting restricted stock units are scheduled to vest on the third anniversary of the date of grant. See “Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2021 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units” for a description of these performance-vesting restricted stock units and the applicable performance measures. These performance-vesting restricted stock units are subject to achievement of the applicable performance conditions as described in the heading above entitled “Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2021 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units.

MASONITE	2022 PROXY STATEMENT 39

Executive Compensation

GRANTS OF PLAN BASED AWARDS FOR 2021

Named Executive Officer	All Other Stock Awards Number of Shares or Units (#)(3)	All Other Option Awards Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Howard C. Heckes
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	1,949,977
Time-Vesting RSUs	9,054	-	-	974,935
Time-Vesting SARs	-	11,572	107.68	324,993
Russell T. Tiejema
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	472,500
Time-Vesting RSUs	2,194	-	-	236,250
Time-Vesting SARs	-	2,804	107.68	78,749
Randal A. White
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	296,981
Time-Vesting RSUs	1,379	-	-	148,491
Time-Vested SARs	-	1,762	107.68	49,485
Robert E. Lewis
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	275,984
Time-Vesting RSUs	1,281	-	-	137,938
Time-Vesting SARs	-	1,637	107.68	45,974
Robert A. Paxton
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	280,399
Time-Vesting RSUs	1,302	-	-	140,199
Time-Vesting SARs	-	1,664	107.68	46,732

(3)

The time-vesting restricted stock units granted on February 22, 2021 to each NEO are scheduled to vest over 3 years, with 33% vesting on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary.

(4)

The time-vesting SARs granted on February 22, 2021 to each NEO are scheduled to vest over 3 years, with 33% vesting on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary. The grants were issued with an exercise price of $107.68 per share. Proceeds upon the exercise of the SARs will equal the market value of our stock at the time of exercise less the exercise price times the number of shares exercised.

(5)

Amounts in this column reflect the grant date fair value of the restricted stock units and SARs granted to each NEO in 2021 in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of such awards, please see Note 12 “Share Based Compensation Plans” in the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. The amounts shown include the grant date fair value of performance-vesting restricted stock units granted in 2021, based on the probable outcome of the related performance conditions at target levels, calculated in accordance with FASB ASC Topic 718.

40 2022 PROXY STATEMENT	MASONITE

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	SARs
Name	Number of Securities Underlying Unexercised SARs (# Exercisable)	Number of Securities Underlying Unexercised SARs (# Unexercisable)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs (#)	SAR Exercise Price ($)	SAR Expiration Date
Howard C. Heckes
	37,385	19,260		57.06	06/03/29
	3,912	7,945	-	87.18	02/25/30
	-	11,572	-	107.68	02/22/31
Russell T. Tiejema
	4,855	-	-	77.00	02/27/27
	6,595	-	-	65.00	02/27/28
	5,293	2,727	-	57.52	02/22/29
	1,150	2,337	-	87.18	02/25/30
	-	2,804	-	107.68	02/22/31
Randal A. White
	-	1,784		57.52	02/25/29
	-	1,355		87.18	02/25/30
	-	1,762		107.68	02/22/31
Robert E. Lewis
	-	1,891	-	57.52	02/25/29
	694	1,412	-	87.18	02/25/30
	-	1637	-	107.68	02/22/31
Robert A. Paxton
	-	1,668		57.52	02/25/29
	621	1,262		87.18	02/25/30
	-	1,664		107.68	02/22/31

(1)

Represents the unvested portion of the number of SARs granted. SARs vest over a three-year period at 33% one year from grant date, 33% two years from grant date, and 34% three years from the grant date. For each grant of SARs, the grant date is the date that is 10 years prior to the SAR expiration date for such grant.

MASONITE	2022 PROXY STATEMENT 41

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Howard C. Heckes
	18,509	(2)	2,183,137	-		-
				17,549	(4)	2,069,905
				18,109	(5)	2,135,957
Russell T. Tiejema
	7,751	(6)	914,230	-		-
	-		-	9,099	(3)	1,073,227
	-		-	5,161	(4)	608,740
	-		-	4,388	(5)	517,565
Randal A. White
	9,983	(7)	1,177,495	-		-
	-		-	5,951	(3)	701,920
	-		-	2,993	(4)	353,024
	-		-	2,758	(5)	325,306
Robert E. Lewis
	3,472	(8)	409,522	-		-
	-		-	6,309	(3)	744,147
	-		-	3,117	(4)	367,650
	-		-	2,563	(5)	302,306
Robert A. Paxton
	7,594	(9)	895,712	5,563	(3)	656,156
	-		-	2,787	(4)	328,727
	-		-	2,604	(5)	307,142

(2)

Represents the unvested portion in the aggregate of (i) 10,515 restricted stock units granted to Mr. Heckes on June 3, 2019, which vests thirty-three percent (33%) on June 3, 2020, thirty-three percent (33%) on June 3, 2021, and thirty-four percent (34%) on June 3, 2022; and (ii) 8,774 restricted stock units granted to Mr. Heckes on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023 and (iii) 9,054 restricted stock units granted to Mr. Heckes on February 22, 2021, which vests thirty-three percent (33%) on February 25, 2022, thirty-three percent (33%) on February 25, 2023 and thirty-four percent (34%) on February 25, 2024.

(3)

Represents the unvested performance-vesting restricted stock units granted to each of Messrs. Tiejema, White, Lewis, and Paxton in February 2019. Shares were earned based on the Company’s achievement of the applicable 2021 Adjusted EBITDA Margin and 2021 Return on Assets at the end of the 2021 fiscal year and vested on February 25, 2022. On February 23, 2022, the Human Resources and Compensation Committee approved the Company’s performance results at 165.0% achievement of target results (which is the amount shown in this table). See “Compensation Discussion and Analysis – Elements of Our Executive Compensation Program – Long-Term Equity Incentive Awards – 2019 Performance Vesting Restricted Stock Awards” for additional detail.

(4)

Represents the unvested performance-vesting restricted stock units granted to each NEO in February 2020 which are scheduled to vest on February 25, 2023, subject to achievement of the applicable Adjusted EBITDA Margin and Return on Invested Capital at the end of the 2022 fiscal year. Amounts shown represent the number of shares that would be earned by each of the NEOs upon achievement of the applicable 2022 Adjusted EBITDA Margin and Return on Invested Capital performance measures at the target levels. The maximum number of shares that may be earned by each NEO are as follows: Mr. Heckes, 35,098; Mr. Tiejema, 10,322; Mr. White, 5,986; Mr. Lewis, 6,234 and Mr. Paxton 5,574. See “Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2020 Annual Long-Term Incentive Grant Performance Vesting Restricted Stock Units” for a description of the performance-vesting restricted stock units and the applicable performance measures.

42 2022 PROXY STATEMENT	MASONITE

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(5)

Represents the unvested performance-vesting restricted stock units granted to each NEO in February 2021 which are scheduled to vest on February 22, 2024, subject to achievement of the applicable Adjusted EBITDA Margin and Return on Invested Capital at the end of the 2023 fiscal year. Amounts shown represent the number of shares that would be earned by each of the NEOs upon achievement of the applicable 2023 Adjusted EBITDA Margin and Return on Invested Capital performance measures at the target levels. The maximum number of shares that may be earned by each NEO are as follows: Mr. Heckes, 36,218; Mr. Tiejema, 8,776; Mr. White, 5,516; Mr. Lewis, 5,216; and Mr. Paxton, 5,208.

(6)

Represents the unvested portion in the aggregate of (i) 3,309 restricted stock units granted to Mr. Tiejema on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; (ii) 4,346 restricted stock units granted to Mr. Tiejema on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (iii) 2,580 restricted stock units granted to Mr. Tiejema on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023; and (iv) 2,194 restricted stock units granted to Mr. Tiejema on February 22, 2021, which vests thirty-three percent (33%) on February 22, 2022, thirty-three percent (33%) on February 22, 2023, and thirty-four percent (34%) on February 22, 2024.

(7)

Represents the unvested portion in the aggregate of (i) 2,164 restricted stock units granted to Mr. White on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (ii) 13,038 restricted stock units granted to Mr. White on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (iii) 1,496 restricted stock units granted to Mr. White on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023; and (iv) 1,379 restricted stock units granted to Mr. White on February 22, 2021, which vests thirty-three percent (33%) on February 22, 2022, thirty-three percent (33%) on February 22, 2023, and thirty-four percent (34%) on February 22, 2024.

(8)

Represents the unvested portion in the aggregate of (i) 2,294 restricted stock units granted to Mr. Lewis on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (ii) 1,558 restricted stock units granted to Mr. Lewis on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023; and (iii) 1,281 restricted stock units granted to Mr. Lewis on February 22, 2021, which vests thirty-three percent (33%) on February 22, 2022, thirty-three percent (33%) on February 22, 2023, and thirty-four percent (34%) on February 22, 2024.

(9)

Represents the unvested portion in the aggregate of (i) 2,023 restricted stock units granted to Mr. Paxton on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (ii) 8,692 restricted stock units granted to Mr. Paxton on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (iii) 1,393 restricted stock units granted to Mr. Paxton on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023; and (iv) 1,302 restricted stock units granted to Mr. Paxton on February 22, 2021, which vests thirty-three percent (33%) on February 22, 2022, thirty-three percent (33%) on February 22, 2023, and thirty-four percent (34%) on February 22, 2024.

MASONITE	2022 PROXY STATEMENT 43

Executive Compensation

SAR EXERCISES AND STOCK VESTED FOR 2021

SAR EXERCISES AND STOCK VESTED FOR 2021

The following table provides information regarding the amounts received by our named executive officers upon the vesting of restricted stock units and the exercise of SARs during the year ended January 2, 2022.

	SARs AWARDS		STOCK AWARDS
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Howard C. Heckes	-	-	6,365	730,151
Russell T. Tiejema	-	-	10,150	1,116,506
Randal A. White	1,555	170,684	9,101	1,002,985
Robert E. Lewis	14,115	1,690,242	6,197	681,055
Robert A. Paxton	3,814	495,654	7,645	842,042

(1)	Value realized on exercise of SARs is calculated based on the difference between the per share price of our stock at the time of exercise and the exercise price of such SARs.

(2)	Value realized on vesting of restricted stock units is calculated by multiplying the number of restricted stock units that vested by the per share price of our stock on the applicable vesting date.

NONQUALIFIED DEFERRED COMPENSATION FOR 2021

The following table provides information regarding contributions, earnings and balances for our named executive officers under our nonqualified deferred compensation plan.

Named Executive Officer	Executive Contributions in 2021 ($)(1)	Aggregate Earnings in 2021 ($)(2)	Aggregate Withdrawals/ Distributions in 2021 ($)(3)	Aggregate Balance at January 2, 2022 ($)(4)
Howard C. Heckes	-	-	-	-
Russell T. Tiejema	-	-	-	-
Robert E. Lewis	-	-	-	-
Randal A. White	-	-	-	-
Robert A. Paxton	-	-	-	-

(1)

Represents the amounts that the NEO elected to defer in 2021 under the Deferred Compensation Plan. These represent compensation earned by the NEO in 2021 and are therefore also reported in the appropriate columns in the “Summary Compensation Table” for 2021 as described above.

(2)	Represents the gross amounts withdrawn from the account of the NEO under the Deferred Compensation Plan.

(3)

Represents the net amounts credited to the account of the NEO under the Deferred Compensation Plan as a result of the performance of the securities in which the account was invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings/losses, and thus are not reported in the “Summary Compensation Table” as described above.

(4)

Represents the amount of the NEO’s account balance under the Deferred Compensation Plan at the end of 2021. The amounts that were previously reported as compensation for each NEO in the Summary Compensation Table in previous years are as follows:

Named Executive Officer	Amounts Previously Reported ($)
Howard C. Heckes	-
Russell T. Tiejema	-
Robert E. Lewis	-
Randal A. White	-
Robert A. Paxton	-

44 2022 PROXY STATEMENT	MASONITE

Executive Compensation

NONQUALIFIED DEFERRED COMPENSATION FOR 2021

Deferred Compensation Plan

The Masonite International Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) is an unfunded non-qualified deferred compensation plan that permits certain key employees to defer a portion of their compensation to a future time. Eligible employees may elect to defer a portion of their base salary, bonus and/or restricted stock units and eligible directors may defer a portion of their director fees or restricted stock units under the Deferred Compensation Plan. All contributions to the plan on behalf of the participant are fully vested (other than restricted stock unit deferrals which remain subject to the vesting terms of the applicable equity incentive plan) and are placed into a grantor trust, commonly referred to as a “rabbi trust.” Although we are permitted to make matching contributions under the terms of the Deferred Compensation Plan, we have not elected to do so. The Deferred Compensation Plan invests the base salary and bonus contributions in diversified securities from a selection of investments chosen by the participants who may periodically reallocate the assets in their respective accounts. Participants are entitled to receive the benefits in their accounts upon separation of service or upon a specified date, with benefits payable as a single lump sum or in annual installments. In the event of a change in control, each participant’s account will be distributed in the form of a single lump-sum payment on the second anniversary of the change in control, unless such participant elects, during the 12-month period beginning on the change in control, to receive a single lump-sum payment or installments commencing on either (i) any specified date that is at least 5 years after the second anniversary of the change in control or (ii) the seventh anniversary of the change in control.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

NEO Employment Agreements

The employment agreements entered into with each of our NEOs entitle them to receive the payments and benefits described below upon each termination and change in control event described below.

Termination without cause or for good reason, other than in connection with a change in control

If the employment of an NEO is terminated by us other than for cause or disability (as defined below), or if an NEO resigns for good reason (as defined below), and such termination is not in connection with a change in control, he will be entitled to receive:

•	a lump sum payment of an amount equal to a pro-rata portion of the annual bonus, based on actual performance, that he would have been paid if he had remained employed by us; and

•

continued payment of base salary for 24 months if the date of termination is more than two years after the NEO became employed by the Company, and for 12 months if the date of termination is less than two years after the NEO became an employee of the Company; and

•

continued participation in our medical, dental and hospitalization coverage for 12 months on the same terms and conditions as immediately prior to such NEO’s date of termination (i.e., at active employee rates).

Termination without cause or for good reason in connection with a change in control

In the event the employment of an NEO is terminated by us other than for cause or disability, or by an NEO for good reason, either during the two year period following a change in control or if such NEO’s employment is terminated at the request of a third party or otherwise arises in anticipation of a change in control, he will be entitled to receive:

•	a lump sum payment of an amount equal to a pro-rata portion of the annual bonus, based on actual performance, that he would have been paid if he had remained employed by us; and

•	a lump sum payment equal to two times the sum of base salary and the average amount of such NEO’s annual bonuses earned during the two calendar years immediately preceding the date of termination; and

•

continued participation in our medical, dental and hospitalization coverage for 24 months on the same terms and conditions as immediately prior to such NEO’s date of termination (i.e., at active employee rates).

MASONITE	2022 PROXY STATEMENT 45

Executive Compensation

If any payments or benefits provided to an NEO in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for such executive.

Termination upon expiration of the term

If the term of an NEO’s employment agreement expires without the Company offering to renew it on the same terms and conditions upon the expiration of the term, such NEO will be entitled to receive:

•	continued payment of base salary for 24 months; and

•

continued participation in our medical, dental and hospitalization coverage for 12 months on the same terms and conditions as immediately prior to his date of termination (i.e., at active employee rates).

Release and Restrictive Covenants

All severance payments to our NEOs are subject to the execution and non-revocation of an effective release in our favor and the NEO’s continued compliance with the restrictive covenants set forth in his employment agreement.

Definitions

For purposes of all of the employment agreements:

“cause” is generally defined as:

•	conviction of, or plea of no contest to a felony (other than in connection with a traffic violation);

•	the NEO’s continued failure to substantially perform his or her material duties under the employment agreement;

•	an act of fraud or gross or willful material misconduct;

•	any act of workplace harassment which exposes the Company to risk of material civil or criminal legal damages and materially adversely affects the Company’s business or reputation; or

•	a material breach by the NEO of the restrictive covenants of the employment agreement.

“change in control” means:

•	an acquisition of more than 50% of our voting securities (other than acquisitions from or by us);

•	an acquisition of more than 30% of our voting securities in one or a series of related transactions during any 12-month period (other than acquisition from or by us);

•	certain changes in a majority of the board of directors;

•

a merger or consolidation of the Company other than a merger or consolidation in which the Company is the surviving entity (other than a recapitalization in which no person or entity acquires more than 50% of our voting securities); or

•

a sale or disposition of at least 40% of the total gross fair market value of our assets, other than a sale or disposition of all or substantially all of our assets to a person or entity that owns more than 50% of our voting securities.

“disability” is generally defined as the NEO being unable to perform his material duties under the employment agreement due to illness, physical or mental disability or other similar incapacity that continues for 180 consecutive days or 240 days in any 24-month period.

“good reason” is generally defined as:

•	any material diminution or material adverse change to the applicable NEO’s title, duties or authorities;

46 2022 PROXY STATEMENT	MASONITE

Executive Compensation

•	a reduction in the NEO’s base salary or target bonus, except for a base salary reduction of up to 10% as part of across-the-board reductions in base salary for all senior executives;

•	a material adverse change in the applicable NEO’s reporting responsibilities or the assignment of duties substantially inconsistent with his or her position or status with the Company;

•	a relocation of the NEO’s primary place of employment to a location more than 25 miles further from his or her primary residence than the current location of the Company’s offices;

•	any material breach by the Company of the material provisions of the employment agreement or any other agreement with the Company or its affiliates;

•	the failure of any successor of the Company to assume in writing the obligations under the employment agreement; or

•

any material diminution in the aggregate value of employee benefits provided to the NEO on the effective date of the employment agreement; however, if such reduction occurs at any time other than within the 2 year period following a change in control, such NEO will not have good reason for across-the-board reductions in benefits applicable to all senior executives.

NEO EQUITY AWARD AGREEMENTS

The equity award agreements governing the outstanding restricted stock units and stock appreciation rights held by the NEOs provide for certain accelerated vesting of the underlying award, as summarized below:

Change in Control

For purposes of the 2021 Plan and the 2012 Plan and the applicable equity award agreements, a “change in control” generally has the same meaning as set forth in the employment agreements with the NEOs as described above.

With respect to all unvested restricted stock units and stock appreciation rights, if within 30 days prior or 24 months following the completion of a change in control or at any time prior to a change in control at the request of a prospective purchaser whose proposed purchase would constitute a change in control upon its completion, the participant’s employment is terminated either without “cause” or by the participant for “good reason” (each as defined above for the NEOs), any such awards will become fully vested on the date of such termination of employment.

Death or Disability

If a participant’s employment is terminated due to death or disability, all awards will become fully vested. With respect to any performance-based restricted stock units, the number of units subject to such accelerated vesting will be counted at target.

For purposes of the 2021 Plan and the 2012 Plan and the applicable equity award agreements, a “disability” generally means the inability of a participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

MASONITE	2022 PROXY STATEMENT 47

Executive Compensation

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL

The following table sets forth, for each of our NEOs the amount of the severance payments and benefits and the accelerated vesting of the restricted stock units and stock appreciation rights that the NEO would have been entitled to under the various termination and change in control events described above, assuming they had terminated employment on December 31, 2021.

		Cash Severance ($)		Pro-Rata Bonus ($)(1)	Health and Welfare Benefits ($)(2)	Accelerated Vesting of RSUs ($)(3)	Accelerated Vesting of SARs ($)(4)	Total ($)
Howard C. Heckes	Without Cause/For Good Reason Without a CIC	1,780,000	(5)	735,852	680	-	-	2,516,532
	Without Cause/For Good Reason in connection with a CIC	4,930,289	(6)	-	1,360	6,388,998	1,536,053	12,856,699
	Termination upon Expiration of the Employment Agreement	1,780,000	(7)	-	680	-	-	1,780,680
	Death or Disability	-		-	-	6,388,998	1,536,053	7,925,051
Russell T. Tiejema	Without Cause/For Good Reason Without a CIC	1,050,000	(5)	271,294	20,667	-	-	1,341,961
	Without Cause/For Good Reason in connection with a CIC	2,205,919	(6)	-	41,334	3,113,762	265,499	5,626,514
	Termination upon Expiration of the Employment Agreement	1,050,000	(7)	-	20,667	-	-	1,070,667
	Death or Disability	-		-	-	3,113,762	265,499	3,379,261
Randal A. White	Without Cause/For Good Reason Without a CIC	900,000	(5)	186,030	22,543	-	-	1,108,573
	Without Cause/For Good Reason in connection with a CIC	1,701,729	(6)	-	45,087	2,557,746	167,596	4,472,158
	Termination upon Expiration of the Employment Agreement	900,000	(7)	-	22,543	-	-	922,543
	Death or Disability	-		-	-	2,557,746	167,596	2,725,342
Robert E. Lewis	Without Cause/For Good Reason Without a CIC	920,000	(5)	190,164	23,636	-	-	1,133,800
	Without Cause/For Good Reason in connection with a CIC	2,058,043	(6)	-	47,271	1,823,625	174,532	4,103,471
	Termination upon Expiration of the Employment Agreement	920,000	(7)	-	23,636	-	-	943,636
	Death or Disability	-		-	-	1,823,625	174,532	1,998,157
Robert A. Paxton	Without Cause/For Good Reason Without a CIC	850,000	(5)	175,695	22,543	-	-	1,048,238
	Without Cause/For Good Reason in connection with a CIC	1,598,932	(6)	-	45,087	2,187,737	156,718	3,988,474
	Termination upon Expiration of the Employment Agreement	850,000	(7)	-	22,543	-	-	872,543
	Death or Disability	-		-	-	2,187,737	156,718	2,344,455

(1)	Represents the full annual cash performance bonus amount for 2021.

(2)

Represents the value of continued health and welfare benefits at active employee rates, based upon the NEO’s benefit election as of January 1, 2022, for a period of 12 months upon a termination without cause or for good reason without a change in control or due to expiration of the employment agreement, or 24 months upon a termination without cause or for good reason with a change in control, as applicable.

(3)

Amounts shown are calculated by aggregating the sums determined by multiplying, for each award, (x) the number of restricted stock units that receive accelerated vesting as a result of the applicable termination of employment, by (y) the

48 2022 PROXY STATEMENT	MASONITE

Executive Compensation

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL

closing stock price on December 31, 2021 of $117.95. The value of accelerated performance-vesting restricted stock units is calculated assuming that the applicable performance measures are achieved at the target levels.

(4)

Amounts shown are calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares subject to SARs that receive accelerated vesting as a result of the applicable termination of employment, by (y) the difference between the closing price per share of our common stock on December 31, 2021 of $117.95, and the applicable exercise price of the SAR.

(5)	Represents a cash severance amount equal to 24 months of base salary if the date of termination is more than two years after the NEO became employed by the Company.

(6)

Represents a cash severance amount equal two times (2x) the sum of base salary and the average amount of the NEO’s annual cash performance bonuses, if any, earned during the two calendar years immediately preceding the calendar year in which the date of termination occurred (i.e., 2021 and 2020).

(7)	Represents a cash severance amount equal to 24 months of base salary.

MASONITE	2022 PROXY STATEMENT 49

CEO Pay Ratio Disclosure

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees (other than the CEO).

In determining the median employee for fiscal 2021, we used our employee population on December 31, 2021, consisting of approximately 10,093 employees, representing 6,072 U.S. employees and 4,021 non-U.S. employees. Contract employees and employees on leave of absence were excluded. In addition, under SEC rules, we are permitted to exclude up to 5% of our non-U.S. employees provided that all employees from those jurisdictions are excluded. We excluded an aggregate of 270 employees under this exemption (Malaysia - 267, and China - 3. After taking into account this de minimis exemption, 9,823 employees, including 3,751 non-U.S. employees, were considered in identifying the median employee. The total of these excluded employees represented 2.7% of our employee population.

As permitted under SEC rules, to determine our median employee we used annual taxable compensation as derived from our tax and/or payroll records. We believe that taxable compensation encompasses all of the principal methods of compensation that we use for our employees and provides a reasonable estimate of annual compensation for our employees. Furthermore, in identifying our median employee, wages and salaries were annualized for employees who were not employed for the full 2021 fiscal year.

After identifying our median compensated employee, we then calculated the annual total compensation for our median compensated employee using the same methodology used for our CEO as set forth in the Summary Compensation Table of this proxy statement. Below is the calculation of our CEO pay ratio:

Mr. Heckes’ 2021 Total Annual Compensation	$4,893,869

Masonite Median Employee 2021 Total Annual Compensation	$44,784

Ratio of Mr. Heckes’ Compensation to Median Employee Compensation	109:1

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

50 2022 PROXY STATEMENT	MASONITE

Advisory Vote on Executive Compensation (Proposal 2)

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Shareholders are being asked to approve, in an advisory, non-binding vote, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In considering their vote, we urge Shareholders to review the information on our compensation policies and decisions regarding the NEOs presented in the Compensation Discussion and Analysis on pages 25 to 49, as well as the discussion regarding the Human Resources and Compensation Committee on page 12.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Human Resources and Compensation Committee value the opinions of our Shareholders and will review and consider the voting results when making future compensation decisions for our NEOs. We currently intend to hold this vote annually. The next such vote will be held at the Company’s 2023 annual general meeting.

We believe that our compensation components provide a reasonable balance of base compensation, cash incentive compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create shareholder value. We believe that each of our compensation components is integral to attracting, retaining and rewarding qualified NEOs.

The text of the resolution in respect of Proposal no. 2 is as follows:

RESOLVED, that, the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

MASONITE	2022 PROXY STATEMENT 51

Audit Committee Report

The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in “Corporate Governance; Board and Committee Matters - Board Committees; Membership - Audit Committee” on page 11 of this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm. The Audit Committee also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended January 2, 2022 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board:

Jonathan F. Foster (Chair)

Peter R. Dachowski

Jay I. Steinfeld

52 2022 PROXY STATEMENT	MASONITE

Appointment of Independent Registered Public Accounting Firm (Proposal 3)

Our consolidated financial statements for the fiscal year ended January 2, 2022 have been audited by Ernst & Young LLP, our independent registered public accounting firm. On the recommendation of the Audit Committee, the Board recommends the appointment of EY as the independent registered public accounting firm for the fiscal year ended January 1, 2023 and to authorize the Board to fix its remuneration for such term.

A representative of EY is expected to be present at the Annual Meeting in order to respond to appropriate questions and to make any other statement deemed appropriate.

SERVICE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EY began acting as our independent auditors with respect to the audit of our financial statements beginning with the 2017 fiscal year. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee is responsible for the audit fee negotiations associated with the appointment of EY as our independent registered public accounting firm for the fiscal year ending January 2, 2022.

The fees charged by EY for professional services rendered in connection with all audit and non-audit related matters for the years ended January 2, 2022 and January 3, 2021 were as follows:

Type of Fees	2021 ($)	2020 ($)
Audit Fees	3,141,592	2,726,136
Audit-Related Fees	17,980	15,000
Tax Fees	375,802	560,619
All Other Fees	—	—
Totals	3,535,374	3,301,755

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS-FEE INFORMATION

Audit Fees

Fees for audit services in 2021 and in 2020 consisted of (a) audits of the Company’s annual consolidated financial statements, (b) reviews of the Company’s quarterly condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and (c) annual stand-alone statutory audits. Fees for audit services also included services in connection with SEC registrations and other offering or filings.

Audit-Related Fees

Audit-related services principally include assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements, or other filings that are not captured under “Audit Fees” above.

Tax Fees

Tax services in 2021 and 2020 consisted of professional services rendered by EY for tax return preparation, tax compliance, and tax advice.

All Other Fees

There were no other fees in 2021 or 2020.

The Audit Committee considered whether EY’s provision of the above non-audit services is compatible with maintaining such firm’s independence and satisfied itself as to EY’s independence.

MASONITE	2022 PROXY STATEMENT 53

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Consistent with the SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for appointing, setting compensation for and reviewing the performance of the independent auditors. In exercising this responsibility, the Audit Committee has established pre-approval policies with respect to audit and permissible non-audit services to be provided by the independent auditors and the related fees. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific limit above which separate pre-approval is required. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve permissible non-audit services and fees. Any action taken in this regard is reported to the Audit Committee at the next scheduled Audit Committee meeting.

The Board requests that Shareholders approve the appointment of EY and authorize the Board to fix EY’s remuneration for such term. This appointment will be dependent on no other independent registered public accounting firm being put forward at the meeting and receiving more “FOR” votes than EY. If the approval of this appointment (or the appointment of an alternate registered public accounting firm) does not occur, then the BCBCA provides that the current auditors, EY, will continue to act for the Company until such time as the Shareholders approve successor auditors.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS TO SERVE UNTIL THE NEXT ANNUAL GENERAL MEETING OF THE COMPANY AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO FIX THE AUDITOR’S REMUNERATION.

54 2022 PROXY STATEMENT	MASONITE

Shareholder Proposals for 2023 Annual Meeting

It is currently contemplated that our 2023 annual meeting of Shareholders will take place on May 11, 2023. In accordance with the rules established by the SEC, any Shareholder proposal submitted pursuant to Rule 14a-8 to be included in the Proxy Statement and form of proxy for that meeting must be received by us by November 25, 2022. In order for your proposal to be included in the Proxy Statement and form of proxy, the proposal must comply with the requirements established by the SEC, the BCBCA and our Current Articles. If you would like to submit a Shareholder proposal to be included in our proxy materials, you should send your proposal to our Corporate Secretary at the Company’s principal executive office located at 2771 Rutherford Road, Concord, Ontario, Canada L4K 2N6.

Our Articles require the timely notice of certain information to be provided by any Shareholder who proposes director nominations for consideration at a Shareholders’ meeting. Failure to deliver a proposal in accordance with these requirements may result in it not being deemed timely received. To be timely, notice of a director nomination must be received by our Corporate Secretary at the registered office or the principal executive office of the Company no less than 30 days nor more than 65 days before the date of the 2023 annual general meeting, subject to certain exceptions as described in the Articles. As such, assuming the 2023 annual general meeting is held on May 11, 2023, any such director nominations submitted for consideration at such meeting must be received no earlier than March 7, 2023 and no later than April 11, 2023 in order for it to be deemed timely received.

In addition to satisfying the foregoing requirements under our Articles, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2023.

Pursuant to the BCBCA, a registered or beneficial Shareholder who holds no less than 1/100 of the issued Common Shares of the Company and provided those shares have a fair market value of no less than Cdn$2,000 (approximately US$1,568.18 as of March 14, 2022, the record date for the meeting), may submit a proposal (other than a proposal to appoint a director as outlined above) for consideration at an annual general meeting of the Company (a “BCBCA Proposal”). In order to be valid, the proposal must meet several technical requirements, including a requirement that the proposal be for a valid purpose relating to the business and affairs of the Company, and that the form of proposal is delivered to the registered office of the Company no less than three months prior to the anniversary of the last annual general meeting of the Company. If a Shareholder submits a BCBCA Proposal for consideration at the 2023 annual general meeting outside the processes of Rule 14a-8 of the Exchange Act, and that submission occurs after the close of business on February 12, 2023, assuming the Meeting is held on May 12, 2022, then the Company would not need to include such proposal with the notice of meeting and other meeting materials for the 2023 annual general meeting and, in accordance with the BCBCA and the Articles of the Company, could prohibit that matter from being considered at that meeting.

MASONITE	2022 PROXY STATEMENT 55

Other Business

Management knows of no other matter that will come before the Meeting. However, if any further business properly comes before the Meeting or any adjournments or postponements of the Meeting, the persons named as proxies in the accompanying form of proxy will vote them in accordance with their discretion and judgment on such matters.

56 2022 PROXY STATEMENT	MASONITE

Annual Report

We have provided each Shareholder whose proxy is being solicited hereby access to a copy of our Annual Report on Form 10-K filed with the SEC for the year ended January 2, 2022, without exhibits. Written requests for additional copies should be directed to: Masonite International Corporation, 1242 East 5th Avenue, Tampa, FL 33605 Attention: Corporate Secretary. Exhibits will be provided upon written request to the Corporate Secretary and payment of an appropriate processing fee.

MASONITE	2022 PROXY STATEMENT 57

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements and notices with respect to two or more Shareholders sharing the same address by delivering a single Proxy Statement or a single notice addressed to those Shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single Proxy Statement or notice to multiple Shareholders sharing an address unless contrary instructions have been received from the affected Shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a paper copy of the Proxy Statement and annual report by contacting Masonite Investor Relations, by mail at 1242 East 5th Avenue, Tampa, Florida 33605, by telephone at (813) 877-2726, or by email at investorrelations@masonite.com.

58 2022 PROXY STATEMENT	MASONITE

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. We are an electronic filer, and the SEC maintains an Internet website at www.sec.gov that contains the reports and other information we file electronically.

Our website address is www.masonite.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. To access these filings, go to our website, www.masonite.com, and click on “For Investors”, then “Investor Relations”, then “Financials”, and then “SEC Filings.” The information provided on or accessible through our website is not part of this proxy statement.

BY ORDER OF THE BOARD,

Robert E. Lewis

Senior Vice President,

General Counsel and Corporate Secretary

MASONITE	2022 PROXY STATEMENT 59

Appendix A

MASONITE INTERNATIONAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

(In thousands of U.S. dollars, except share and per share amounts)

(Unaudited)

	Twelve Months Ended
(In thousands)	January 2, 2022	January 3, 2021
Net income attributable to Masonite	$94,501	$69,037
Add: Adjustments to net income attributable to Masonite:
Restructuring costs	5,567	8,236
Asset impairment	69,900	51,515
Loss on disposal of subsidiaries	8,590	2,091
Loss on extinguishment of debt	13,583	—
Pension settlement charges	23,343	—
Income tax expense as a result of UK tax rate change	2,430	—
Other items (1)	—	40,550
Income tax impact of adjustments	(17,391)	(18,029)

Adjusted net income attributable to Masonite	$200,523	$153,400

Diluted earnings per common share attributable to Masonite (“EPS”)	$3.85	$2.77
Diluted adjusted earnings per common share attributable to Masonite (“Adjusted EPS”)	$8.16	$6.15
Shares used in computing EPS and Adjusted EPS	24,562,533	24,943,178

(1)

Other items not part of our underlying business performance include 40,550 in legal reserves related to the settlement of U.S. class action litigation in the twelve months ended January 3, 2021, and were recorded in selling, general and administration expenses within the consolidated statements of income and comprehensive income.

60 2022 PROXY STATEMENT	MASONITE

MASONITE®

DOORS THAT DO MORE™

masonite.com

©2022 Masonite International Corporation. All rights reserved. MIC-22003

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MASONITE INTERNATIONAL CORPORATION

May 12, 2022

GO GREEN

21030300000000000000 4 051222

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF MASONITE INTERNATIONAL CORPORATION May 12, 2022 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting and Proxy Statement, and Annual Report are available at http://investor.masonite.com/Investors/financial-reports/Annual-Meeting-Proxy-Statement/default.aspx Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21030300000000000000 4 051222 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O O Jody Howard L C. Heckes O . Bilney . WITHHOLD AUTHORITY Robert J Byrne FOR ALL NOMINEES O Peter R. Dachowski O Jonathan F. Foster FOR (See ALL instructions EXCEPT below) O Daphne E. Jones O William S. Oesterle O Barry A. Ruffalo O Francis M. Scricco O Jay I. Steinfeld INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: indicate changes    your to the new registered address name(s) in the address on the account space above may not ..    Please be submitted note that via this method. 2.    TO VOTE, on an advisory basis, on the compensation of our named executive officers as set forth in the Proxy Statement. 3.    TO APPOINT Ernst & Young LLP, an independent registered public FOR AGAINST ABSTAIN accounting firm, as the auditors of the Company through to the next annual general meeting of the Shareholders and authorize the Board of Directors of the Company to fix the remuneration of the auditors. If this form is signed and returned and no specifications are indicated, the undersigned authorizes the proxies to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the undersigned authorizes the proxies to vote in their discretion on any other matters that may be presented for a vote at the meeting and at any adjournments or postponements. Signature of Shareholder                Date:                Signature of Shareholder                Date:                 Note: title Please as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such ..    .When    If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give full .

0 MASONITE INTERNATIONAL CORPORATION Proxy for Annual General Meeting of Shareholders on May 12, 2022 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Russell T. Tiejema and Howard C. Heckes, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Masonite International Corporation, which will be held on May 12, 2022 at the hour of 9:00 a.m. (Eastern Time), and at any adjournments or postponements thereof, as indicated by the undersigned on the reverse side of this form. If this form is signed and returned and no specifications are indicated, the undersigned authorizes the proxies to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the undersigned authorizes the proxies to vote in their discretion on any other matters that may be presented for a vote at the meeting and at any adjournments or postponements. (Continued and to be signed on the reverse side) 1.1 14475